UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-2

COMSCORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11950 Democracy Drive, Suite 600

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2019

To the Stockholders of comScore, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) of comScore, Inc. (the “company,” “Comscore,” “we” or “our”) will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190 on June 10, 2019, at 10:00 a.m., Eastern Time for the following purposes:

1)

to elect the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2022 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3)	to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4)	to transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 25, 2019 are entitled to notice of, and to vote at, the 2019 Annual Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of shares of the company’s Common Stock issued and outstanding on the record date will be required to establish a quorum at the 2019 Annual Meeting.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 25, 2019 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders beginning on May 1, 2019.

Your vote is very important. Whether or not you plan to attend the 2019 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the 2019 Annual Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the company’s Common Stock, you may cast your vote by proxy or in person at the 2019 Annual Meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of Comscore.

Reston, Virginia	By Order of the Board of Directors,
April 30, 2019	Carol A. DiBattiste General Counsel & Chief Compliance, Privacy and People Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 10, 2019.

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.astproxyportal.com/ast/25890

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2019

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COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2019

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders beginning on May 1, 2019. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders beginning on May 1, 2019.

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:

The Board of Directors (the “Board”) of comScore, Inc. (the “company,” “Comscore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the Board’s solicitation of proxies for use at Comscore’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held on June 10, 2019, at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you beginning on May 1, 2019. As a stockholder, you are invited to attend the 2019 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2019 Annual Meeting?

A:	The 2019 Annual Meeting will be held at Carr Workplaces, located at 1818 Library Street, Suite 500, Reston, Virginia 20190.

Q:	Can I attend the 2019 Annual Meeting?

A:

You are invited to attend the 2019 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 25, 2019 (the “Record Date”) or if you are a proxy holder for a stockholder of record or beneficial owner as of the Record Date. You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the 2019 Annual Meeting. The meeting will begin promptly at 10:00 a.m., Eastern Time, and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date (or proxy holders for such stockholders) at the 2019 Annual Meeting.

Q:	Who is entitled to vote at the 2019 Annual Meeting?

A:

You may vote your shares of Comscore common stock (“Common Stock”) if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 60,524,596 shares of Common Stock issued and outstanding and entitled to vote at the 2019 Annual Meeting. You may cast one vote for each share of Common Stock held by you as of the Record Date on each matter presented.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with Comscore’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by Comscore. As the stockholder of record, you have the right to grant your voting proxy directly to Comscore or to a third party, or to vote in person at the 2019 Annual Meeting.

If you hold your shares through a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the 2019 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2019 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2019 Annual Meeting.

Q:	How can I vote my shares in person at the 2019 Annual Meeting?

A:

Shares held in your name as the stockholder of record may be voted in person at the 2019 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2019 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2019 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the 2019 Annual Meeting. If you attend the 2019 Annual Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the 2019 Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2019 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability to access the proxy materials. If you are a beneficial owner of Common Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By mail – Stockholders of record may request a paper proxy card from Comscore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Comscore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the 2019 Annual Meeting?

A:

The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2019 Annual Meeting shall constitute a quorum at the 2019 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2019 Annual Meeting or (2) they have properly submitted a proxy. In addition, cast abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the close of business on the Record Date, there were 60,524,596 shares of Common Stock issued and outstanding and entitled to vote at the 2019 Annual Meeting; therefore the presence of the holders of at least 30,262,299 shares of Common Stock is required to establish a quorum.

Q:	What proposals will be voted on at the 2019 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2019 Annual Meeting are:

1)

The election of the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2022 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified;

2)	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (known as “Say on Pay”); and

3)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Q:	What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Plurality of votes cast by the shares present in person or represented by proxy at the meeting	No

Proposal No. 2 – Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	Yes

Q:	How are votes counted?

A:

You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal No. 1). The nominees for director receiving the highest number of affirmative votes with respect to each class will be elected as directors for their respective term of office.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding advisory vote, executive compensation (Proposal No. 2) and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal No. 3). An abstention has the same effect as a vote against these proposals.

All shares entitled to vote and represented by properly executed proxies received prior to the 2019 Annual Meeting (and not revoked) will be voted at the 2019 Annual Meeting in accordance with the instructions indicated.

Q:	How does the Company’s director resignation policy work?

A:

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal

No. 1 and Proposal No. 2, which results in a “broker non-vote.” Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may only vote your shares on Proposal No. 3 and on any other routine matters properly presented for a vote at the 2019 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:

A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2019 Annual Meeting, but they will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2 and Proposal No. 3).

Q:	What is the effect of not casting a vote at the 2019 Annual Meeting?

A:

If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the 2019 Annual Meeting, your shares will not be voted at the 2019 Annual Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Proposal No. 1) or the Say on Pay advisory vote (Proposal No. 2). As discussed above, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 3, but do not have discretion to vote on non-routine matters, such as Proposal No. 1 and Proposal No. 2. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Comscore’s independent registered public accounting firm and other routine matters.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board recommends that you vote your shares:

1)	“FOR” each of the Company’s nominees for election as Class III directors (Proposal No. 1);

2)	“FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers (Proposal No. 2); and

3)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Comscore’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal No. 3).

Q:	What happens if additional matters are presented at the 2019 Annual Meeting?

A.

If any other matters are properly presented for consideration at the 2019 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2019 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Gregory Fink and Ashley Wright (each officers of the Company), or any of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, Comscore does not currently know of any other matters that will be raised at the 2019 Annual Meeting.

Q:	Can I change my vote?

A:

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to Comscore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the 2019 Annual Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the 2019 Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the 2019 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2019 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:

You may attend the 2019 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the 2019 Annual Meeting. Please be aware that attendance at the 2019 Annual Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the 2019 Annual Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:

You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each Comscore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	Comscore’s Board of Directors has designated representatives of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, to serve as inspector of election.

Q:	Where can I find the voting results of the 2019 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2019 Annual Meeting and will publish final voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the 2019 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2019 Annual Meeting?

A:

Comscore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The Company will pay Innisfree a fee of up to $20,000 as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:

You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. Comscore’s bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. For the 2020 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board, must be submitted in writing and received by our Corporate Secretary at our principal executive offices 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than February 1, 2020, which is 90 days prior to the anniversary of the expected first mailing date of notice of availability of this proxy statement, and no earlier than January 2, 2020, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement. If our 2020 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2019 Annual Meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or first made public, whichever occurs first. Such proposals also must comply with all the information requirements contained in the bylaws and applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of a proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified Comscore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Comscore need not present the proposal for vote at such meeting.

For a stockholder proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, the proposal must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than January 2, 2020, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Comscore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 or by accessing Comscore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in Comscore’s proxy materials, should be sent to Comscore’s Corporate Secretary at our principal executive offices.

Q:	How may I obtain a separate copy of the Notice of Internet Availability?

A:

If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability, a practice known as “householding.” Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Corporate Secretary. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability can also request to receive a single copy by following the instructions above.

Q:	How may I obtain Comscore’s 2018 Form 10-K and other financial information?

A:

Our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 10-K”) is available at www.astproxyportal.com/ast/25890. Stockholders can also access our 2018 10-K and other financial information on the Investor Relations section of our website at www.comscore.com or on the SEC’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2018 10-K by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Corporate Secretary. We also will furnish any exhibit to the 2018 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

Q:	Who can help answer my questions?

A:	Please contact our legal department by calling 703-438-2000 or by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Legal Department.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The names of our executive officers and directors and their ages, positions and biographies are set forth below. Also included for our directors is information regarding their service on other public company boards, and their specific experience, qualifications, attributes or skills that led to the conclusion that each director should serve on our Board. This information is as of April 30, 2019.

Name	Age	Position
Executive Officers and Executive Director
Dale Fuller	60	Interim Chief Executive Officer and Class III Director
Kathy Bachmann	47	Chief Operating Officer
Carol DiBattiste	67	General Counsel & Chief Compliance, Privacy and People Officer
Gregory Fink	52	Chief Financial Officer and Treasurer
Joseph Rostock	56	Chief Information and Technology Officer
Christopher Wilson	52	Chief Commercial Officer
Non-Executive Directors
Brent Rosenthal (1)(3)	47	Chairman of the Board and Class II Director
William Livek	64	Vice Chairman and Class II Director
Joanne Bradford (2)(3)	55	Class III Director
Irwin Gotlieb	69	Class II Director
Jacques Kerrest (1)(3)	72	Class I Director
Kathleen Love (1)(2)	66	Class I Director
Robert Norman (1)(2)	59	Class III Director
Paul Reilly (2)(3)	62	Class I Director

(1)	Member of Nominating and Governance Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

Executive Officers and Executive Director

Dale Fuller has served as our Interim Chief Executive Officer since March 2019 and as a director since March 2018. Mr. Fuller has served as Chairman of the board of directors of MobiSocial, Inc., a Stanford-based technology startup, since January 2013 and as a director of Symantec Corp., a cyber security company, since September 2018. He previously served on the board of directors of Quantum Corporation, a data storage and systems manufacturer, from 2014 to 2016; as Chairman of the Supervisory Board of AVG Technologies N.V., an Internet security and privacy software company, from 2009 to 2016; and as President and Chief Executive Officer of MokaFive, a venture-backed software company, from 2008 to 2013. Additionally, Mr. Fuller served as Interim President and CEO at McAfee from October 2006 through March 2007. Prior to that, he was President and CEO at Borland Software Corporation from 1999 to 2005 and also previously served as President and CEO of WhoWhere? Corporation, which was later acquired by Lycos, Inc. He also previously held various senior executive positions at Apple Computer, NEC, Motorola and Texas Instruments. Mr. Fuller holds an honorary doctorate from St. Petersburg State University. Mr. Fuller brings to our Board experience in the technology industry as both an executive officer and a director of private and publicly traded technology companies.

Kathy Bachmann has served as our Chief Operating Officer since April 2019 and was our Chief Commercial Operations Officer from February 2019 to April 2019. Prior to joining the company, Ms. Bachmann served as Chief Operations Officer (and previously as EVP, Product Management) at Throtle, an ad tech data solutions company, from January 2018 to February

2019, where she focused on sales, marketing, product and operations. Before Throtle, she served as Managing Partner of Growth Calculus, a management consulting firm, from October 2016 to December 2018, where she helped companies formulate and execute growth strategies; and as EVP, GM/Managing Director, Americas of Neustar, Inc. (previously Marketshare, which Neustar acquired), a marketing data, measurement and information services company, from March 2013 to October 2016, where she was a member of senior leadership and oversaw sales, client success and product implementation. Ms. Bachmann holds a bachelor’s degree in marketing and logistics from The Ohio State University and an M.B.A. in finance and strategy from Wharton, University of Pennsylvania.

Carol DiBattiste has served as our General Counsel & Chief Privacy and People Officer since January 2017 and as our Chief Compliance Officer since April 2017. Ms. DiBattiste previously held positions at the U.S. Department of Veterans Affairs with the Board of Veterans’ Appeals as Executive in Charge and Vice Chairman from August 2016 to January 2017, and as Senior Advisor for Appeals Modernization, Office of the Secretary, from May 2016 to August 2016. Prior to that, Ms. DiBattiste served as Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer of Education Management Corporation, an operator of for-profit post-secondary educational institutions, from March 2013 through March 2016. She also served as Executive Vice President, General Counsel and Chief Administrative Officer of Geeknet, Inc., an online retailer, from April 2011 through March 2013. Among other distinguished government positions, Ms. DiBattiste served as Deputy Administrator of the U.S. Transportation Security Administration from 2003 to 2005, as Under Secretary of the U.S. Air Force from 1999 to 2001, as Deputy U.S. Attorney (Southern District of Florida) from 1998 to 1999, and as Director, Executive Office for U.S. Attorneys from 1994 to 1998. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice from LaSalle University.

Gregory Fink has served as our Chief Financial Officer and Treasurer since October 2017 and previously served as our Executive Vice President, Finance since joining the company earlier in October 2017. Prior to joining the company, Mr. Fink was the Senior Vice President, Controller and Chief Accounting Officer at Fannie Mae, a government-sponsored enterprise in the mortgage industry, since 2011, where he led a team of 600 professionals and oversaw a multi-billion dollar annual expense budget. He has more than 25 years of experience in accounting, financial reporting, business analytics, budgeting, internal controls and talent development. Mr. Fink holds a B.S. in Business Administration with an accounting emphasis from San Diego State University and is a Certified Public Accountant.

Joseph Rostock has served as our Chief Information Officer since September 2017, and as our Chief Information and Technology Officer since January 2018. Mr. Rostock is also the Principal and Founder of AllosLogic, an advisory and executive management services provider founded in 2017. Prior to joining the company, Mr. Rostock served as Chief Technology Officer of Inovalon, Inc., a healthcare technology company, from 2013 to 2017, where he led the design and delivery of an award-winning, real-time analytics platform. Mr. Rostock also served as Vice President and Chief Technologist for The Alliance for Telecommunications Industry Solutions (ATIS), a technology and solutions development organization for the telecommunications industry. Mr. Rostock holds a B.A., Radio, Television and Film from Temple University and also completed graduate studies in Computer Science at St. Joseph’s University.

Christopher Wilson has served as our Chief Commercial Officer since April 2019. He previously served as our Chief Revenue Officer from June 2017 to December 2018 and as our Executive Vice President, Commercial from January 2016 to June 2017. Prior to joining the company, Mr. Wilson served as President, National Television at Rentrak Corporation from 2010 until our merger with Rentrak in January 2016. Before Rentrak, he was Senior Vice President, Sales at Scarborough Research Company; President at Experian Research Services; President and COO of Simmons Market Research Bureau; and CEO and President of LogicLab, a division of Merkle LLC. Mr. Wilson holds a bachelor’s degree in Broadcast Communications from Southern Illinois University, Carbondale.

Non-Executive Directors

Brent D. Rosenthal has served as Chairman of the Board since April 2018 and as a director since January 2016. Mr. Rosenthal is the Founder of Mountain Hawk Capital Partners, LLC., an investment fund focused on small and microcap equities in the technology, media, telecom (TMT) and food industries. Mr. Rosenthal has been the Non-Executive Chairman of the board of directors of RiceBran Technologies, a food company, since July 2016. He also served on the board of directors of SITO Mobile, Ltd., a mobile location-based media platform, from August 2016 to July 2018, and as Non-Executive Chairman of its board of directors from June 2017 to July 2018. Previously, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served as the Non-Executive Chairman of Rentrak Corporation from 2011 to 2016. He was Special Advisor to the board of directors of Park City Group from November 2015 to February 2018. Mr. Rosenthal earned his B.S. from Lehigh University and M.B.A. from the S.C. Johnson Graduate School of Management at Cornell University. He is an inactive Certified Public Accountant. Mr. Rosenthal brings to our Board financial expertise and experience in the media and information industries.

William (Bill) Livek has served as our Vice Chairman since January 2016 and was our President from January 2016 through May 2018. Mr. Livek previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation, a media measurement and consumer targeting company, from June 2009 until our merger with Rentrak in January 2016. Prior to Rentrak, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital, an investment and consulting firm; Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services; and co-President of Experian’s subsidiary Experian Research Services. He holds a B.S. degree in Communications Radio/Television from Southern Illinois University. Mr. Livek brings substantial industry experience and audience measurement expertise to our Board.

Joanne Bradford has served as a director since April 2019. Ms. Bradford has been Chief Marketing Officer of SoFi, an online personal finance company, since June 2017, where she previously served as Chief Operating Officer from July 2015 to June 2017. Ms. Bradford served as the Head of Partnerships at Pinterest, a social media web and mobile application company, from November 2013 to December 2015, and as President of the Hearst Corporation and San Francisco Chronicle from May 2013 to December 2013. Ms. Bradford previously served as Chief Revenue and Marketing Officer at Demand Media (now Leaf Group), a content company; as Senior Vice President, Revenue and Market Development, at Yahoo!, a web services provider; and as Chief Revenue Officer of the Microsoft Online Business Group of Microsoft Corporation. Ms. Bradford holds a B.A. in Journalism from San Diego University. Ms. Bradford brings to our Board over 20 years of experience leading product marketing, business development and programming, as well as building global sales and marketing teams. Ms. Bradford was recommended to Comscore by a non-management director.

Irwin Gotlieb has served as a director since April 2019. Mr. Gotlieb has been a senior advisor to WPP plc, a multinational advertising and public relations company, since April 2018. He was formerly the global Chief Executive Officer and Chairman of GroupM, a global media investment group, from its formation in early 2003 to 2012 and Chairman of GroupM until April 2018. Mr. Gotlieb has served on the board of directors of Invidi, a media solutions company, since October 2007, and on the advisory board of Harland Clarke, a payment solutions company, from January 2014 to December 2018. Mr. Gotlieb brings over 40 years of industry experience to the Board and is the first media agency executive inducted into both the American Advertising Federation Hall of Fame and the Broadcasting & Cable Hall of Fame.

Jacques Kerrest has served as a director since June 2017. Mr. Kerrest has served as Executive Vice President and CFO of Intelsat S.A., a communications satellite services provider, since February 2016. Prior to his appointment at Intelsat, he held executive-level roles at numerous leading technology and communications companies, including ActivIdentity Corporation, Virgin Media Inc., Harte-Hanks Corporation and Chancellor Broadcasting Company. Previously, Mr. Kerrest served on the boards of directors of several public companies. Mr. Kerrest received his Master of Science Degree from Faculté des Sciences Économiques in Paris, France, and an M.B.A. from Institut D’Etudes Politiques De Paris in Paris, France as well as the Thunderbird School of Global Management in Glendale, Arizona. Mr. Kerrest’s deep financial expertise and background enable him to bring valuable perspective to our Board.

Kathleen Love has served as a director since April 2019. Ms. Love is currently the Chief Executive Officer of Motherwell Resources LLC, a company devoted to management consulting and executive coaching, which she founded in 2013. Prior to founding Motherwell, Ms. Love served as the President and Chief Executive Officer of GFK MRI (formerly Mediamark

Research), a media research company, from 2000 to 2013. Prior to joining MRI, Ms. Love held executive positions at The New York Times, EMAP Publishing and The Magazine Publishers of America. She has been an adjunct or guest instructor at Rutgers University, Brooklyn College and Queens College. Ms. Love holds a B.A. degree from Douglass College, Rutgers – The State University, an M.A. from Michigan State University and an M.Phil. from The Graduate Center, C.U.N.Y. She has advanced to candidacy for a Ph.D. in psychology. Ms. Love brings over 30 years of industry experience in media and marketing research, strategic planning and business development to our Board.

Robert Norman has served as a director since April 2018. Mr. Norman currently serves as a freelance marketing consultant. From 2013 to 2017, Mr. Norman served as Chief Digital Officer of GroupM Worldwide, a global media investment group, where he oversaw digital strategy and was a member of the Global Executive Committee. He previously served as Chief Executive Officer of GroupM North America from 2011 to 2013. Prior to that, he served in various senior management positions at GroupM and its subsidiaries, including serving as a director at Tempus Group PLC at the time of its acquisition by WPP plc in 2001. Mr. Norman currently serves as a non-executive director of BBC Global News Limited and is a governor of the Center for the Digital Future at USC’s Annenberg School. Mr. Norman brings deep industry expertise and strategic perspective to our Board.

Paul Reilly has served as a director since October 2017. Mr. Reilly served as an Executive Vice President of Arrow Electronics Inc., a global provider of electronic components and enterprise computing solutions, through his retirement in January 2017, and previously had served as its Executive Vice President, Finance and Operations, and Chief Financial Officer from 2001 through May 2016, and Head of Global Operations from 2009 through May 2016. He has served as a director of Cabot Microelectronics Corporation, a chemical mechanical planarization company, since March 2017, and Assurant, Inc., an insurance company, since June 2011. He has a B.S. in Accounting from St. John’s University and is a Certified Public Accountant. Mr. Reilly brings financial expertise and operational experience to our Board.

Board Structure and Leadership

Our Board is currently composed of nine directors and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. At the 2019 Annual Meeting, our stockholders will elect three Class III directors to serve for terms expiring at our 2022 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the company. In making leadership structure determinations, our Board considers many factors, including the specific needs of the company and what is in the best interests of our stockholders. While the Board does not currently have a formal policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate, since 2016 the Board has elected its Chairman from among the independent directors. Moreover, our Corporate Governance Guidelines provide that if the positions of Chief Executive Officer and Chairman are ever combined, or if the Chairman is not an independent director, the independent members of the Board will select an independent director to serve as Lead Independent Director.

Mr. Rosenthal, an independent director, currently serves as Chairman of the Board. We believe this structure is appropriate for the company at this time, based on the current composition of our Board and management team and recent changes in the business.

Standing Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. The Board has determined that all standing committee members are independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market (“Nasdaq”), and the rules and regulations of the SEC, as applicable. Each standing committee operates under a written charter approved by the Board, each of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. Our Board has delegated various responsibilities and authority to its committees as generally described below.

Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s responsibilities include appointing and overseeing the work of our independent auditors, reviewing the adequacy and effectiveness of our system of internal controls, reviewing and discussing with management and the independent auditors the company’s annual audited financial statements and quarterly unaudited financial statements, and overseeing the company’s legal and regulatory compliance programs. Among other things, the Audit Committee is charged with setting the overall corporate tone for quality financial reporting, sound business risk practices and ethical behavior.

The Board has determined that Jacques Kerrest, Paul Reilly and Brent Rosenthal are “audit committee financial experts” as defined under SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Audit Committee met 14 times (including telephonic meetings, but not including actions by written consent) during 2018. The Audit Committee is currently composed of Paul Reilly (Chair), Joanne Bradford, Jacques Kerrest and Brent Rosenthal.

Compensation Committee. The Compensation Committee’s responsibilities include reviewing and approving and/or recommending to our Board the compensation of our executive officers and non-employee directors, administering our incentive compensation and equity compensation plans, and reviewing and making recommendations to the Board regarding compensation-related policies and procedures. The Compensation Committee may form and delegate authority to subcommittees when appropriate, including in connection with the allocation of equity awards (subject to conditions and limitations established by the Compensation Committee). We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Compensation Committee met 17 times (including telephonic meetings, but not including actions by written consent) during 2018. The Compensation Committee is currently composed of Kathleen Love (Chair), Joanne Bradford, Robert Norman and Paul Reilly.

Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include evaluating the composition and size of our Board, identifying and recommending candidates for Board membership, overseeing annual Board and committee evaluations, recommending to the Board a management succession plan, and reviewing and overseeing our corporate governance policies and procedures. We believe that the composition and functioning of our Nominating and Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Nominating and Governance Committee met seven times (including telephonic meetings, but not including actions by written consent) during 2018. The Nominating and Governance Committee is currently composed of Jacques Kerrest (Chair), Kathleen Love, Robert Norman and Brent Rosenthal.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our Audit Committee oversees management of financial, regulatory, security and compliance risks, including quarterly reports from our Chief Compliance Officer. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements. Our Nominating and Governance Committee evaluates risks associated with the independence and composition of our Board, our governance practices and management succession. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports, attendance at committee meetings and otherwise.

Board of Directors and Committee Meeting Attendance

Our Board met 25 times (including telephonic meetings, but not including actions by written consent) during 2018. Each of our current directors attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board during the period in 2018 for which he or she was a director and (ii) the total number of meetings held by all committees of the Board on which such individual served during the period in 2018 for which he or she served as a committee member.

The independent and non-management members of our Board regularly meet in executive session without management present.

Annual Meeting Attendance

Directors are expected to attend our annual meeting of stockholders absent extraordinary circumstances. All eight of our continuing directors attended our 2018 annual meeting of stockholders. Wesley Nichols, who did not stand for reelection at our 2018 annual meeting of stockholders, did not attend the 2018 annual meeting.

Director Nomination Process and Qualifications

Our Nominating and Governance Committee identifies director nominees by first reviewing the appropriate skills, qualifications and experience required of directors, as well as the composition of the Board as a whole. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee’s assessment includes factors such as judgment, integrity, business acumen, leadership, experience with companies of comparable size or industry, the interplay of a candidate’s experience with the experience of other directors (which may include experience with operating management, public company governance, financing, strategy and marketing), the extent to which a candidate would be a desirable addition to the Board and any committees of the Board, a candidate’s commitment to promoting the long-term interests of our stockholders, his or her ability to devote adequate time to Board responsibilities, director independence and other attributes relevant to satisfying SEC and Nasdaq requirements, and any other factors that the Nominating and Governance Committee deems relevant to the needs of the Board, including diversity. In 2019, the Board intends to adopt a policy that promotes diversity among the members nominated for election to the Board, taking into account such attributes as are considered appropriate for good governance from time to time, including guidelines promoted by Institutional Shareholder Services and other proxy advisory firms.

Within this framework, the Nominating and Governance Committee evaluates the current members of our Board who are willing to continue in service. Current members with skills and experience that are important to our business and who are willing to continue in service are considered for nomination. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or Board decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee or, where appropriate, considers whether to reduce the size of the Board. Current members of the Board and senior management are then asked for their recommendations. We have also engaged third-party search firms from time to time to identify and evaluate potential nominees.

The Nominating and Governance Committee also considers nominees recommended by stockholders, and any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. In accordance with our bylaws, such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;

•	the principal occupation or employment of the proposed candidate;

•	the class and number of shares of our stock (or other rights with respect to our stock) that the proposed candidate beneficially owns;

•	a completed questionnaire (in a form provided by our Corporate Secretary upon written request) with respect to the identity, background and qualifications of the proposed candidate;

•

a description of all arrangements or understandings between the stockholder making the recommendations and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•

any other information relating to such director candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such nominee’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

Director and Director Nominee Independence

The Board has determined that each of Joanne Bradford, Jacques Kerrest, Kathleen Love, Robert Norman, Paul Reilly and Brent Rosenthal is independent under the rules of the SEC and Nasdaq listing standards. The Board previously determined that each of Michelle McKenna, Wesley Nichols and Susan Riley was independent under the rules of the SEC and Nasdaq listing standards during his or her service as a director in 2018; Bryan Wiener was independent under the rules of the SEC and Nasdaq listing standards prior to his appointment as our Chief Executive Officer; and Dale Fuller was independent under the rules of the SEC and Nasdaq listing standards prior to his appointment as Interim Chief Executive Officer. Therefore, each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee during 2018 was, and each current member is, independent in accordance with those rules and standards during the time that he or she served. In addition, our Board was composed of a majority of independent directors at all times during 2018 and continues to be so composed. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those involving payments made by us to companies in the ordinary course of business where any of our directors (or their immediate family members) serve on the board of directors or as a member of the executive management team, current and prior employment relationships, and compensation for service in Board leadership roles.

Compensation Committee Interlocks and Insider Participation

Independent directors Michelle McKenna, Wesley Nichols, Robert Norman, Paul Reilly, Susan Riley and Brent Rosenthal served as members of the Compensation Committee at various times during 2018. No person who served as a member of the Compensation Committee during 2018 was an officer or employee of our company during such year. Moreover, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee during 2018.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the company, including our principal executive officer, principal financial officer and principal accounting officer or controller, and persons performing similar functions. The full text of our Code of Business Conduct and Ethics is posted under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. To the extent permissible under Nasdaq rules, we intend to disclose any amendments to our Code of Business Conduct and Ethics or waivers thereto that apply to our principal executive officer, principal financial officer or principal accounting officer or controller by posting such information on the same website.

Reporting and Non-Retaliation Policy

Our Board has adopted a reporting and non-retaliation policy to encourage employees and others to disclose wrongdoing or suspected wrongdoing that could adversely impact the company, our reputation, or our stockholders, customers, employees or other stakeholders, and to set forth the procedures by which reports should be made, investigated and addressed.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that set forth key principles to guide its actions, including:

•	the Board’s commitment to appropriate diversity among the candidates nominated for election to the Board;

•

limits on outside boards, including that directors who are executive officers of the company may serve on the board of directors of no more than two public companies, including our Board, and non-management directors should not serve on more than four public company boards, including our Board;

•	a requirement that a substantial majority of the members of our Board must be independent;

•	a commitment to appointing a Lead Independent Director should the roles of Chairman and Chief Executive Officer ever be combined;

•	a commitment to an annual review of the performance of the Board and its committees; and

•	a commitment to adopting a clawback policy, discussed in more detail below.

Director Resignation Policy

Our Board has adopted a director resignation policy, which provides that any nominee for director who receives a majority of “withhold” votes in an uncontested election of directors is expected to tender his or her resignation promptly following the certification of the election results. In such event, the Nominating and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the certification of the stockholder vote. The company will promptly disclose the Board’s decision (and, if the Board rejects the resignation, the Board’s reasons for doing so).

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the interests of our directors and executive officers with those of our stockholders. Under the guidelines, each director is expected to own shares of Common Stock with a value equal to at least five times the director’s annual cash retainer for service on the Board. For executive officers, the Chief Executive Officer is expected to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and the Chief Financial Officer, Chief Operating Officer and other named executives are expected to own shares of Common Stock with a value equal to at least three times their respective annual base salaries. A director or executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the guidelines.

Clawback Policy

Our Board has adopted a clawback policy, which provides that (i) if an accounting restatement occurs, the Board will seek to recover (a) any excess incentive-based compensation from an executive officer determined to have committed misconduct resulting in the restatement and (b) any compensation recoverable from the Chief Executive Officer or Chief Financial Officer under Section 304 of the Sarbanes-Oxley Act of 2002; (ii) the Board will seek to recover any incentive-based compensation or other compensation from an executive officer if the compensation was determined to be based on financial results or operating metrics that were satisfied as a result of such executive officer’s knowing or intentional fraudulent or illegal conduct; and (iii) the Board will seek to recover from an executive officer any incentive-based compensation it determines was awarded due to an error in the calculation of such compensation.

Anti-Hedging and Pledging Policy

Our Board has adopted an anti-hedging and pledging policy, which prohibits directors, executive officers and their family members from hedging and pledging Common Stock as collateral for a loan or purchasing Common Stock on margin.

Political Activity Policy

Our Board has adopted a political activity policy that gives the Nominating and Governance Committee oversight over any lobbying and political activities conducted by our company. The policy states that such activities will be conducted for the purpose of promoting the commercial interests of the company as a whole, be in furtherance of the interests of our stockholders, and be in compliance with applicable laws, rules and regulations. The policy further provides that employees may not make or commit to make political contributions on behalf of the company, and we will not reimburse or otherwise compensate an employee for his or her personal political contributions.

DIRECTOR COMPENSATION

Cash Retainers

During 2018, our non-employee directors were eligible to receive an annual cash retainer of $30,000 for their service on the Board. Cash retainers were paid quarterly in arrears and were prorated for directors who joined or left the Board during the year.

Until April 19, 2018, our Board Chair (Susan Riley until March 25, 2018, and Brent Rosenthal from April 16, 2018) received a monthly cash stipend of $33,500, which temporarily replaced the annual cash retainer for such position. The temporary cash stipend was in consideration of the significant increase in responsibilities, heightened oversight and time commitment required of the Board Chair due to our then-ongoing audit process, efforts to regain compliance with SEC reporting requirements, and management transition. Effective April 19, 2018, the monthly stipend was discontinued, and the Board Chair was eligible to receive an annual cash retainer (in addition to the Board member retainer) of $120,000.

Non-employee directors were also eligible to receive annual cash retainers for their service on Board committees in 2018, as set forth below. On April 19, 2018, the cash retainer for members of the Audit Committee was replaced by a temporary cash stipend in consideration of the significant responsibilities and time commitment required of the Audit Committee in 2018. Effective January 1, 2019, the stipend was discontinued, and the Board significantly decreased compensation for both the Audit Committee and the Special Committee as part of a company-wide focus on cost reduction.

Committee	Chair (pre-4/19/18)	Chair (4/19/18- 12/31/18)	Chair (1/1/2019)	Other Members (pre-4/19/18)	Other Members (4/19/18- 12/31/18)	Other Members (1/1/2019)
Audit	$200,000	$200,000	$50,000	$10,000	$80,000	$25,000
Compensation	15,000	15,000	15,000	5,000	5,000	5,000
Nominating and Governance	10,000	10,000	10,000	3,000	4,000	4,000
Special(1)	N/A	50,000	25,000	40,000	40,000	20,000
CEO Search(2)	N/A	N/A	N/A	10,000	N/A	N/A
Conflicts(3)(4)	N/A	N/A	N/A	20,000	20,000	20,000

(1)	The cash retainer for the Special Committee Chair was instituted on July 1, 2018.

(2)	The CEO Search Committee was disbanded on April 20, 2018.

(3)	The Conflicts Committee was formed on November 13, 2018.

(4)

Conflicts Committee members also received $3,000 in meeting fees in 2018, reflecting a fee of $1,000 for each committee meeting held in 2018, excluding (i) meetings held in conjunction with a regularly scheduled Board meeting and (ii) the first committee meeting held outside of a regularly scheduled Board meeting.

Equity Compensation

For the 2018-2019 director compensation term (beginning on July 1, 2018), our non-employee directors were eligible to receive a number of restricted stock units equal to $250,000 divided by the closing market price of our Common Stock on the date of grant, with prorated awards for directors who joined the Board during the term. These restricted stock units will vest in full on the earliest of (i) June 30, 2019, (ii) the date of our 2019 Annual Meeting, and (iii) the date of a change in control of the company, subject to continued service on the Board through the applicable vesting date. Vested units will be deferred and delivered in shares of Common Stock upon the earlier of a director’s separation from service or a change in control of the company.

In 2018, certain non-employee directors also received grants for the 2016-2017 and 2017-2018 director compensation terms, as we were unable to grant equity awards in prior years for the reasons described under “Compensation Discussion and Analysis–Overview” below. For the 2016-2017 term, each eligible director received an award of 5,159 shares of our Common Stock, which was equal to $125,000 divided by the closing market price of our Common Stock on the date of grant. For the 2017-2018 term, each eligible director received an award of 8,320 shares of our Common Stock, which was equal to $250,000 divided by the closing market price of our Common Stock on November 7, 2017. Awards for the 2016-2017 and 2017-2018 terms were fully vested upon grant, as the service requirement for such awards was satisfied prior to the date of grant. Awards were prorated for directors who joined the Board during the relevant term.

Other Compensation

Ms. Riley resigned from the Board effective March 25, 2018. At the time of her resignation, Ms. Riley served as Board Chair and Chair of the Audit Committee. In connection with her resignation, the company and Ms. Riley entered into a consulting agreement pursuant to which Ms. Riley served as a consultant to the company from April 1, 2018 until December 31, 2018. Ms. Riley was paid a consulting fee of $33,500 per month during the consulting period. Ms. Riley also received 8,320 shares of Common Stock for her service during the 2017-2018 term, consistent with the equity awards for such term described under “Equity Compensation” above.

Gian Fulgoni, who resigned from the Board effective April 23, 2018, had previously served as our Chief Executive Officer until November 13, 2017. In connection with his resignation as Chief Executive Officer, we agreed to issue to Dr. Fulgoni $4,000,000 in Common Stock as compensation for his service as Chief Executive Officer from August 2016 through November 2017 (for which he had not otherwise been compensated). The issuance of Common Stock to Dr. Fulgoni was contingent upon his continued service as a special advisor to the Board Chair and the Chief Executive Officer through the issuance date, which was June 5, 2018. This compensation was not related to Dr. Fulgoni’s service on the Board.

2018 Compensation

The following table sets forth summary information concerning compensation for the non-employee members of our Board in 2018. Bryan Wiener’s compensation for his service as a non-employee director prior to his appointment as our Chief Executive Officer is included under “Compensation Tables–2018 Summary Compensation Table” below. Gian Fulgoni and William Livek did not receive any compensation for their service as directors in 2018; however, Dr. Fulgoni received Common Stock related to his past service as our Chief Executive Officer, as described under “Other Compensation” above. We reimbursed all of our directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Such expense reimbursements are not included as a component of compensation in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Gian Fulgoni (2)	—	—		4,000,034	(3)	4,000,034
Dale Fuller (4)	191,132	300,409	(5)	—		491,541
Jacques Kerrest	104,701	451,605	(6)	—		556,306
Michelle McKenna	73,842	401,206	(7)	—		475,048
Wesley Nichols (8)	29,093	151,195	(9)	—		180,288
Robert Norman (10)	36,349	300,409	(11)	—		336,758
Paul Reilly	106,894	401,206	(12)	—		508,100
Susan Riley (13)	162,500	201,594	(14)	301,500	(15)	665,594
Brent Rosenthal	187,661	576,608	(16)	—		764,269

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are described in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. As discussed above, amounts in this column include grants covering multiple Board terms due to our inability to issue awards to directors in prior years. Amounts for each term were as follows:

Name	2016-2017 Term ($)	2017-2018 Term ($)	2018-2019 Term ($)	Total ($)
Dale Fuller	—	50,398	250,011	300,409
Jacques Kerrest	—	201,594	250,011	451,605
Michelle McKenna	—	151,195	250,011	401,206
Wesley Nichols	—	151,195	—	151,195
Robert Norman	—	50,398	250,011	300,409
Paul Reilly	—	151,195	250,011	401,206
Susan Riley	—	201,594	—	201,594
Brent Rosenthal	125,003	201,594	250,011	576,608

(2)	Dr. Fulgoni left the Board on April 23, 2018.

(3)

Represents Common Stock granted to Dr. Fulgoni as compensation for his service as our Chief Executive Officer from August 2016 through November 2017, with a grant date fair value of $4,000,034 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018. This grant was contingent upon Dr. Fulgoni’s service as a special advisor and was not related to his service on our Board. As of December 31, 2018, Dr. Fulgoni did not hold any outstanding awards with respect to our Common Stock.

(4)	Mr. Fuller joined the Board on March 26, 2018.

(5)

Represents (a) a prorated Common Stock grant for the 2017-2018 term with a grant date fair value of $50,398 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (b) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Mr. Fuller held unvested restricted stock units with respect to 11,390 shares of our Common Stock.

(6)

Represents (a) a Common Stock grant for the 2017-2018 term with a grant date fair value of $201,594 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (b) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Mr. Kerrest held unvested restricted stock units with respect to 11,390 shares of our Common Stock.

(7)

Represents (a) a prorated Common Stock grant for the 2017-2018 term with a grant date fair value of $151,195 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (b) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Ms. McKenna held unvested restricted stock units with respect to 11,390 shares of our Common Stock.

(8)	Mr. Nichols left the Board on May 30, 2018.

(9)

Represents a prorated Common Stock grant for the 2017-2018 term with a grant date fair value of $151,195 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018. As of December 31, 2018, Mr. Nichols did not hold any outstanding awards with respect to our Common Stock.

(10)	Mr. Norman joined the Board on April 16, 2018.

(11)

Represents (a) a prorated Common Stock grant for the 2017-2018 term with a grant date fair value of $50,398 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (b) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Mr. Norman held unvested restricted stock units with respect to 11,390 shares of our Common Stock.

(12)

Represents (a) a prorated Common Stock grant for the 2017-2018 term with a grant date fair value of $151,195 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (b) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Mr. Reilly held unvested restricted stock units with respect to 11,390 shares of our Common Stock.

(13)	Ms. Riley left our Board on March 25, 2018.

(14)

Represents a Common Stock grant for the 2017-2018 term with a grant date fair value of $201,594 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018. As of December 31, 2018, Ms. Riley did not hold any outstanding awards with respect to our Common Stock.

(15)	Represents consulting fees of $33,500 per month during the period from April 1, 2018 until December 31, 2018.

(16)

Represents (a) a Common Stock grant for the 2016-2017 term with a grant date fair value of $125,003 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, (b) a Common Stock grant for the 2017-2018 term with a grant date fair value of $201,594 computed in accordance with FASB ASC Topic 718, awarded June 5, 2018, and (c) a restricted stock unit grant for the 2018-2019 term with a grant date fair value of $250,011 computed in accordance with FASB ASC Topic 718, awarded July 2, 2018. As of December 31, 2018, Mr. Rosenthal held unvested restricted stock units with respect to 11,390 shares of our Common Stock and exercisable options with respect to 86,974 shares of our Common Stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in the compensation actions and decisions for our named executive officers during 2018. This CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement.

Named Executive Officers

Our named executive officers for the year ended December 31, 2018 were:

•	Bryan Wiener, our former Chief Executive Officer (effective May 30, 2018 until March 31, 2019);

•	William Livek, our former President (until May 30, 2018);

•	Gregory Fink, our Chief Financial Officer;

•	Carol DiBattiste, our General Counsel & Chief Compliance, Privacy and People Officer;

•	Sarah Hofstetter, our former President (effective October 4, 2018 until March 31, 2019); and

•	Joseph Rostock, our Chief Information and Technology Officer.

Overview

As described below, our company faced extraordinary circumstances in 2018 as we completed a multi-year accounting review, regained compliance with our SEC reporting requirements, relisted our Common Stock on Nasdaq, and experienced significant changes in our executive team. During this time, our Compensation Committee sought to maintain a balance between addressing specific hiring and retention needs, promoting the achievement of company performance objectives, and establishing a more normalized compensation cadence for the company. Among other things, the Compensation Committee:

•	developed new performance-based incentive compensation programs to better align executive officers’ interests with stockholders;

•	set objective performance metrics and varying measurement periods, with capped payouts for incentive compensation;

•	engaged an outside compensation consultant to review our compensation programs, provide analysis of market data, and make recommendations regarding executive officer compensation;

•	implemented a new market-based equity incentive plan;

•	revised our executive change of control and severance agreements to increase accountability and alignment with market practice; and

•	adopted new and revised compensation policies reflective of corporate governance best practices.

Background

As previously disclosed, in February 2016 our Audit Committee commenced an internal investigation, with the assistance of outside advisors, into certain of our accounting practices, disclosures and internal control matters. The Audit Committee investigation and related matters led to a multi-year delay in filing our periodic reports with the SEC. As a result of the delay, we temporarily stopped granting equity awards to our directors and employees (including our executive officers) in 2016, and our equity incentive plan expired in 2017. We also restricted our directors and employees (including our executive officers) from trading in our Common Stock during the delay. Our Common Stock was subsequently delisted from Nasdaq.

On March 23, 2018, we filed a comprehensive Annual Report on Form 10-K, which included audited financial statements for the years ended December 31, 2017, 2016 and 2015, as well as Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2017 (the “2017 Reports”). We have been current in our SEC reporting requirements since filing the 2017 Reports. On May 30, 2018, our application for relisting on Nasdaq was approved, and our stockholders approved a new equity incentive plan on the same date.

Our inability to grant equity awards prior to filing the 2017 Reports and adopting a new equity incentive plan directly affected our compensation decisions for executive officers in 2018, as we considered equity compensation opportunities lost in prior periods together with normalized long-term incentive awards for 2018. Our 2018 compensation decisions were also impacted by significant changes in our executive team, as described below.

Senior Executive Changes in 2018

On April 23, 2018, we announced the appointment of Bryan Wiener as our Chief Executive Officer, effective May 30, 2018. Upon the effective date of Mr. Wiener’s appointment, our President and Executive Vice Chairman William Livek stepped down as President and assumed the role of Vice Chairman and special advisor to the CEO. Prior to stepping down as President, Mr. Livek had acted as our principal executive officer.

On September 5, 2018, we announced the appointment of Sarah Hofstetter as President, effective October 4, 2018.

Compensation Committee Composition

As of January 1, 2018, the Compensation Committee was composed of Paul Reilly (Chair), Wesley Nichols, Susan Riley and Brent Rosenthal. Ms. Riley resigned as a director and member of the Compensation Committee in March 2018, and the Compensation Committee was reconstituted in April 2018. Effective April 19, 2018 through December 31, 2018, the Compensation Committee was composed of Paul Reilly (Chair), Michelle McKenna, Robert Norman and Brent Rosenthal. The Compensation Committee is currently composed of Kathleen Love (Chair), Joanne Bradford, Robert Norman and Paul Reilly.

Our Executive Compensation Philosophy

The objective of our compensation programs for our employees, including our executive officers, is to attract and retain top talent and to ensure that the total compensation paid is fair, reasonable and consistent with market practice. Our compensation programs are designed to motivate and reward employees for achievement of positive business results and to promote and enforce accountability.

During 2018, our Compensation Committee was guided by the following goals and principles in establishing compensation arrangements for our executive officers:

•

Align Stockholder Interests. To further align our executive officers’ interests with those of our stockholders, the Compensation Committee believes that compensation arrangements should be tied to company performance and long-term value creation for our stockholders.

•

Promote Achievement of Company Objectives. The Compensation Committee believes that executive compensation should promote the achievement of our financial, strategic and operational goals. In designing incentive compensation programs, the Compensation Committee seeks to establish target levels for our performance-based compensation opportunities that align with the goals we communicate to our stockholders.

•

Reward Superior Performance. The Compensation Committee believes that total compensation for executive officers should be both competitive and tied to pre-established objectives. Performance exceeding target levels should be appropriately rewarded, just as performance below target should result in lower compensation.

•

Attract and Retain Top Talent. The Compensation Committee believes that compensation arrangements should be sufficient to allow us to attract, retain and motivate executive officers with the skills and talent needed to manage our business successfully. To this end, the Compensation Committee takes into consideration factors such as market analyses, experience, alternative market opportunities, and consistency with the compensation paid to others within the company.

•

Prioritize Tone at the Top. Ensuring that our executive officers prioritize and maintain a strong, ethical corporate culture and appropriate tone at the top – as well as rigorous compliance and internal controls – is an additional principle that guides our Compensation Committee’s actions and decisions.

Finally, our compensation programs are intended to be consistent with corporate governance best practices. This is demonstrated by our:

•	stock ownership guidelines for executive officers, adopted in 2018;

•	compensation recovery (clawback) policy and provisions, adopted in 2018;

•	anti-hedging and pledging policy, adopted in 2018;

•	Compensation Committee charter, substantially revised in 2018;

•	focus on accountability and long-term value creation;

•	consideration of market data, input from stockholders and critiques from stockholder advisory firms;

•	limited perquisites; and

•	independent Compensation Committee oversight.

Compensation-Setting Process

Guided by our compensation philosophy, our Compensation Committee seeks to compensate our executive officers in a range around the median of the competitive market (as represented by our compensation peer group for the relevant period), with individual exceptions based on circumstances and using the Compensation Committee’s judgment. The Compensation Committee also strives to appropriately link executive officers’ compensation to long-term value creation for our stockholders. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals and objectives, while putting a significant portion of their target total direct compensation opportunities at risk in the event that our goals and objectives are not achieved.

In 2018, our compensation-setting process was also influenced by the unique circumstances we faced. During this period, certain compensation decisions were made on a case-by-case basis, taking into account the situation that confronted the company at the time that we needed to appoint a new executive officer or respond to the incentive and retention challenges that were presented for continuing executive officers. At the same time, we sought to normalize our compensation process by reintroducing annual and long-term incentive compensation cycles consistent with market practice and adopting new compensation policies and practices.

Role of Compensation Committee

The members of our Compensation Committee are appointed by our Board of Directors to oversee our executive compensation program. At all times during 2018, the Compensation Committee was composed entirely of directors who were “non-employee directors” for purposes of Securities Exchange Act Rule 16b-3 and “independent directors” under Nasdaq listing standards.

Pursuant to its charter, the Compensation Committee approves, oversees and interprets our executive compensation program and related policies and practices, including our equity incentive program and other compensation and benefits programs. The Compensation Committee is also responsible for establishing the compensation packages of our executive officers and ensuring that our executive compensation program is consistent with our compensation philosophy and corporate governance policies.

Generally, each year the Compensation Committee takes the following actions in the discharge of its responsibilities:

•

reviews the corporate goals and objectives of, and performance of and total compensation earned by or awarded to, our principal executive officer, independent of input from our principal executive officer;

•

examines the performance of our other executive officers with assistance from our principal executive officer and approves total compensation packages for them that it believes to be appropriate and consistent with those generally found in the marketplace for executives in comparable positions;

•	regularly holds executive sessions without management present; and

•

engages a compensation consultant to review our executive compensation policies and practices, provide analysis of the competitive market for executive compensation, and make recommendations regarding the elements of our executive officer compensation packages.

As part of its decision-making process, the Compensation Committee evaluates comparative compensation data from similarly situated companies. Historically, the Compensation Committee has determined the target total direct compensation opportunities for executive officers after considering the following factors, among others:

•	how much we would be willing to pay to retain the executive officer;

•	how much we would expect to pay in the marketplace to replace the executive officer;

•	how much the executive officer could otherwise command in the employment marketplace;

•	past performance, as well as the strategic value of the executive officer’s future contributions; and

•	internal parity within the executive team.

The Compensation Committee also considers the recommendations of our principal executive officer (currently our Interim CEO), who periodically reviews the performance, roles and responsibilities of our other executive officers and proposes adjustments to their compensation based on this review. The principal executive officer does not participate in Compensation Committee discussions or make recommendations with respect to his or her own compensation. By evaluating comparative compensation data in light of the foregoing factors, the Compensation Committee seeks to tailor its compensation decisions to the specific needs and responsibilities of the particular position, and the unique qualifications of the individual executive officer.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee retained the services of Meridian Capital Partners, LLC (“Meridian”), a national compensation consulting firm, for this purpose during 2018. Meridian serves at the discretion of and reports directly to the Compensation Committee. Meridian did not provide any services to us or our management in 2018 other than those provided to the Compensation Committee and Board as described below.

In 2018, Meridian assisted the Compensation Committee and Board by providing the following services:

•	assisting in the design of new annual and long-term incentive programs for executive officers;

•	analyzing the degree of difficulty in achieving proposed incentive plan goals;

•	analyzing market data related to performance-based incentive metrics, vehicles and leverage;

•	evaluating equity plan design, modeling and share usage;

•	analyzing compensation arrangements for new executive officers, including assisting with the valuation of market-based awards;

•	reviewing our compensation peer group;

•	recommending updates to our change-in-control and severance agreements with executive officers;

•	analyzing market data related to outside director compensation; and

•	assisting in the development of new compensation policies, including our stock ownership guidelines and clawback policy.

The Compensation Committee considered all relevant factors relating to the independence of Meridian, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Meridian did not raise any conflict of interest in 2018.

Competitive Market Data

In order to attract and retain strong management talent, we believe we must provide a total compensation package that is competitive relative to our peers. For this purpose, we consider the practices of specific companies that we have identified as our peers. These companies are selected periodically by our Compensation Committee on the basis of industry, similar business models and comparable financials (including revenue and market capitalization). The peer companies used in the first half of 2018 for compensation planning purposes were as follows. At the time the Compensation Committee evaluated this peer group in 2017, our revenue approximated the median and our market capitalization approximated the 40th percentile of the peer group.

2U	New Relic
BroadSoft	Progress Software
Cornerstone OnDemand	Proofpoint
CoStar Group	Synchronoss Technologies
Fair Isaac	TiVo
Imperva	Ultimate Software Group
j2 Global	Web.com Group
LogMeIn	WebMD Health
MicroStrategy

Using data collected from these companies, as well as data from Radford executive compensation surveys for similarly-sized companies (with revenue ranging from half to twice our revenue), Meridian prepared reports for the Compensation Committee in 2018 that analyzed the compensation levels of certain executive officers and directors against the competitive market.

In July 2018, the Compensation Committee requested that Meridian review our compensation peer group and recommend any appropriate updates, including the replacement of peer companies that had been acquired or were no longer appropriate from a size or business focus perspective. After discussions with the Compensation Committee and management, as well as its own analysis, Meridian recommended and the Compensation Committee selected the following compensation peer group. At the time the Compensation Committee evaluated this peer group in 2018, our revenue approximated the median and our market capitalization approximated the 40th percentile of the peer group.

2U	Monotype Imaging Holdings
Cornerstone OnDemand	New Relic
CoStar Group	Progress Software
Fair Isaac	Proofpoint
Imperva	Quotient Technology
Internap Corporation	Synchronoss Technologies
j2 Global	TiVo
Leaf Group	TrueCar
Liquidity Services	Ultimate Software Group
LogMeIn	Web.com Group
MicroStrategy

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (known as a say-on-pay vote) for the year ended December 31, 2017 at the last annual meeting of stockholders that we held, which was in May 2018. Our stockholders expressed strong support for the 2017 compensation of our named executive officers, with more than 99% of the votes cast for approval of the proposal. Our Compensation Committee considered the results of the say-on-pay vote and other feedback from our stockholders, as well as critiques from stockholder advisory firms, in designing our compensation programs for 2018, particularly for new executive officers.

Executive Compensation Elements

Our executive compensation program consists of three primary elements: base salary, annual incentive compensation and long-term incentive compensation. We also offer health and welfare benefits and certain separation-related benefits. Although we do not have a formal policy for allocating executive compensation among the primary compensation elements, the Compensation Committee seeks to provide compensation opportunities that are consistent with our compensation philosophy of aligning executive and stockholder interests, promoting achievement of company objectives, rewarding superior performance, attracting and retaining top talent, and prioritizing tone at the top.

To this end, base salary decisions in 2018 were guided primarily by our objective of attracting and retaining top executive talent. As in prior years, we used base salary to recognize the experience, skills, knowledge and responsibilities required of our executive officers, as well as to reflect competitive market practice.

We implemented a new, performance-based annual incentive compensation program for our executive officers in 2018. This program, which included both quantitative and qualitative goals, was intended to promote achievement of company financial, strategic and operational objectives. It also included incentives tied to achieving our compliance and internal control objectives, including tone at the top.

Finally, as described above, we adopted a new equity incentive plan in 2018, which allowed us to reintroduce long-term incentive awards for our executive officers. Our 2018 long-term incentive program was designed to align executive and stockholder interests, promote achievement of our financial goals, and reward superior performance. The 2018 program also included consideration of compensation opportunities lost during the period that we were unable to grant equity awards, as well as competitive market data for new executive officers.

Executive Compensation Actions and Decisions for 2018

Base Salaries

Due to the unusual circumstances we faced in 2018, our Compensation Committee did not perform a programmatic review of executive compensation levels during the first quarter of the year, as had been its practice prior to the Audit Committee investigation. As a result, the Compensation Committee did not make any routine adjustments to the base salary levels of our named executive officers in 2018. The Compensation Committee established base salaries for our new executive officers (Mr. Wiener and Ms. Hofstetter) when they joined the company in May 2018 and October 2018, respectively.

The annualized base salaries of our named executive officers in 2018 were as follows:

Name	Base Salary
Bryan Wiener	$525,000
William Livek	443,700
Gregory Fink	390,000
Carol DiBattiste	385,000
Sarah Hofstetter	450,000
Joseph Rostock	375,000

Annual Incentive Compensation

In March 2018, our Compensation Committee established performance goals and targets for annual incentive awards that our continuing executive officers were eligible to earn for 2018. When Mr. Wiener joined the company in May 2018, the same performance goals were applied to his annual incentive opportunity. Ms. Hofstetter, who joined the company in the fourth quarter of 2018, was not eligible to participate in the annual incentive program for 2018; instead, she received a guaranteed bonus of $85,000, representing one-fourth of the annual incentive opportunity she otherwise would have had.

The target annual incentive awards for our named executive officers (other than Ms. Hofstetter) for 2018, presented as a percentage of base salary, were as follows:

Name	Target Award (% of Base Salary)
Bryan Wiener	100%
William Livek	100%
Gregory Fink	75%
Carol DiBattiste	80%
Joseph Rostock	75%

For each executive officer who participated in the annual incentive program, 70% of the target award was based on the company’s achievement of pre-established goals relating to 2018 revenue and adjusted EBITDA, weighted equally. For purposes of the annual incentive awards, adjusted EBITDA was defined as net income (loss) plus or minus interest, taxes, depreciation, amortization of intangible assets, stock-based compensation expense, charges for matters relating to the Audit Committee investigation (such as litigation and investigation-related costs, costs associated with tax projects, audits, consulting and other professional fees), other legal proceedings specified in our senior secured convertible notes, settlement of certain litigation, restructuring costs, and non-cash changes in the fair value of financing derivatives and investments in equity securities.

The remaining 30% of each executive officer’s target award was based on the company’s achievement of pre-established strategic and operating milestones. These objectives related to sales operations, business stabilization, product advancement, data compliance and governance, technology development and operations, completion of our multi-year audit, Nasdaq relisting, financing activities, internal control remediation, regulatory compliance, resolution of litigation, and implementation of our new equity incentive plan.

The Compensation Committee believed that these performance measures were appropriate for our business because they provided a balance between generating revenue, managing our expenses, and achieving key strategic and operating goals – factors the Compensation Committee believed would most directly impact long-term stockholder value. Actual amounts payable under the annual incentive plan could range from 0% to 200% of the target award, based upon the extent to which the company’s performance met, exceeded or was below target as determined by the Compensation Committee.

The threshold, target and maximum performance levels for each performance measure were as follows, with linear interpolation for achievement between performance levels:

Performance Measure	Threshold Performance (0%)	Target Performance (100%)	Maximum Performance (200%)
Revenue	$403.5 million	$442.4 million	$483.5 million
Adjusted EBITDA	$0.0 million	$19.0 million	$38.0 million
Strategic/Operating Goals	7 of 14	10 of 14	14 of 14

The Compensation Committee established the target performance levels for these measures at levels that it believed to be challenging but attainable through the successful execution of our annual operating plan. In addition, each performance level was assigned a payment amount commensurate with the reward that the Compensation Committee, in its judgment, believed was reasonable and appropriate for these results.

In February 2019, the Compensation Committee reviewed our financial, strategic and operating results for 2018 and determined that the annual performance objectives had been achieved as follows:

Performance Measure	Target Performance	Actual Performance	Attainment Level (Interpolated)
Revenue	$442.4 million	$419.5 million	41%
Adjusted EBITDA	$19.0 million	$16.4 million	86%
Strategic/Operating Goals	10 of 14	11.4 of 14	135%

Based on these results, the Compensation Committee approved the following annual incentive awards for our named executive officers (other than Ms. Hofstetter) for 2018, which awards were paid in cash in March 2019:

Name	Target Award	Actual Award	Actual Award vs. Target
Bryan Wiener	$525,000	$446,250	85%
William Livek	443,700	377,145	85%
Gregory Fink	292,500	248,625	85%
Carol DiBattiste	308,000	261,800	85%
Joseph Rostock	281,250	239,063	85%

Long-Term Incentive Compensation

June 5, 2018 Approval

On May 30, 2018, our stockholders approved the 2018 Equity and Incentive Compensation Plan (the “Plan”). On June 5, 2018, our Compensation Committee granted awards of common stock, restricted stock units (“RSUs”) and performance-based RSUs to our executive officers under the Plan. These awards represented compensation opportunities lost during the period that we were unable to grant equity awards in 2016, 2017 and part of 2018, including sign-on awards for Mr. Wiener, Mr. Fink, Ms. DiBattiste and Mr. Rostock, all of whom joined the company during this time.

For Mr. Wiener, the Compensation Committee approved grants consistent with his employment agreement (described below under “Other Compensation Elements–Employment Agreements”). Specifically, the Compensation Committee granted an award of 24,989 shares of Common Stock, which were fully vested upon grant, and 24,988 RSUs, which were scheduled to vest on November 30, 2019 subject to Mr. Wiener’s continued employment through such date, with accelerated payment upon certain terminations of employment or a change in control. (As described under “Payments Upon Termination or Change in Control” below, Mr. Wiener resigned as our Chief Executive Officer on March 31, 2019.) This award was intended to compensate Mr. Wiener for compensation forfeited as a result of leaving his previous employer.

Also consistent with Mr. Wiener’s employment agreement, the Compensation Committee granted an additional long-term award of 68,151 performance-based RSUs, so as to align Mr. Wiener’s performance immediately with our stockholders. The performance-based RSUs were scheduled to vest subject to (x) Mr. Wiener’s continued employment through May 30, 2021, and (y) the attainment of certain company stock price hurdles (set at 135%, 165% and 200% of the 10-day average stock price preceding the date Mr. Wiener’s employment agreement was signed), maintained for at least 65 consecutive trading days during the five-year period following the date of the award.

Finally, the Compensation Committee granted to Mr. Wiener a prorated award of 6,240 shares of Common Stock for the period during which he served as a non-employee member of our Board of Directors. These shares were fully vested upon grant, as they related to the 2017-2018 term of the Board of Directors, which ended prior to the grant date.

For Mr. Fink, the Compensation Committee granted a sign-on award of 33,017 RSUs, to vest in four equal annual installments beginning on November 15, 2018, subject to Mr. Fink’s continued employment through each vesting date. The Compensation Committee also granted to Mr. Fink 4,128 RSUs in recognition of his significant contribution and time commitment to the completion of our multi-year audit and financing, with such RSUs to vest in three equal annual installments beginning on May 15, 2019, subject to continued employment.

For Ms. DiBattiste, the Compensation Committee granted 11,380 shares of Common Stock, representing the vested portion of a sign-on award for Ms. DiBattiste’s employment commencement in January 2017. The Compensation Committee granted the remaining portion of Ms. DiBattiste’s sign-on award in the form of 34,137 RSUs, to vest in three equal annual installments beginning on January 30, 2019, subject to Ms. DiBattiste’s continued employment through each vesting date.

For Mr. Rostock, the Compensation Committee granted a sign-on award of 33,017 RSUs, to vest in four equal annual installments beginning on November 15, 2018, subject to Mr. Rostock’s continued employment through each vesting date. The Compensation Committee also granted to Mr. Rostock 1,495 RSUs, to vest on March 15, 2019, in payment of a bonus relating to the period prior to his appointment as an executive officer of the company.

September 7, 2018 Approval

On September 7, 2018, the Compensation Committee, after consultation with Meridian, granted performance-based RSUs and time-based RSUs to certain executive officers under the Plan. These awards were designed as part of a normalized compensation program for our executive team, with target opportunities of $4,000,000 for Mr. Wiener and $750,000 each for Mr. Fink, Ms. DiBattiste and Mr. Rostock, and represented the first performance-based long-term incentives awarded since the commencement of the Audit Committee investigation in 2016.

The following table sets forth the target awards granted to Mr. Wiener, Mr. Fink, Ms. DiBattiste and Mr. Rostock on September 7, 2018:

Name	Award Type	Performance-Based Restricted Stock Units	Time-Based Restricted Stock Units
Bryan Wiener (1)	2018 Annual	72,695	109,042
Gregory Fink	2018 Annual	16,502	24,753
Carol DiBattiste (2)	2018 Annual 2017 Annual*	16,502 16,502	24,753 24,753
Joseph Rostock	2018 Annual	16,502	24,753

(1)

Mr. Wiener’s target opportunity was converted to units based on the 10-day average stock price preceding the date his employment agreement was signed, resulting in a grant date fair value of $3,303,979 rather than $4,000,000.

(2)	Ms. DiBattiste received normalized long-term incentive grants for 2017 because her employment began in January 2017.

The 2018 performance-based RSUs will vest on March 1, 2021 and convert into shares of our Common Stock based on, and subject to, the achievement of certain revenue growth (compound annual growth rate, or CAGR) and adjusted EBITDA goals established by the Compensation Committee. Ms. DiBattiste’s 2017 performance-based RSUs will vest on March 1, 2020 and convert into shares of our Common Stock based on, and subject to, the achievement of certain revenue growth and adjusted EBITDA goals established by the Compensation Committee. Executive officers may earn between 0% and 200% of the target performance-based RSUs set forth above, depending on the level of achievement determined by the Compensation Committee after the end of the applicable performance period. For purposes of the performance-based RSUs, adjusted EBITDA was defined as described under “Executive Compensation Actions and Decisions for 2018–Annual Incentive Compensation” above.

The grants of 2018 time-based RSUs will vest in three equal installments on March 1, 2019, March 1, 2020 and March 1, 2021. Ms. DiBattiste’s 2017 time-based RSUs will vest in two equal installments on March 1, 2019 and March 1, 2020.

The Compensation Committee also approved grants to Ms. Hofstetter, effective October 4, 2018, in accordance with the terms of her employment agreement (described below under “Other Compensation Elements–Employment Agreements”). Specifically, the Compensation Committee approved a long-term incentive award composed of (i) 42,095 performance-based RSUs, to vest on March 1, 2021 and convert into shares of Common Stock based on, and subject to, the achievement of the same revenue growth and adjusted EBITDA goals applicable to other executive officers, with an opportunity to earn between 0% and 200% of target units depending on the level of achievement (which award was intended to align Ms. Hofstetter’s performance immediately with our stockholders); and (ii) 63,142 time-based RSUs, to vest in three equal installments on March 1, 2019, March 1, 2020 and March 1, 2021. In addition, the Compensation Committee approved an award of 23,021 RSUs, to vest in three equal installments on October 4, 2019, October 4, 2020 and October 4, 2021. This award was intended to compensate Ms. Hofstetter for compensation forfeited as a result of leaving her previous employer. (As described under “Payments Upon Termination or Change in Control” below, Ms. Hofstetter resigned as our President on March 31, 2019.)

The Compensation Committee’s decision to grant a combination of performance-based RSUs and time-based RSUs to our executive officers in 2018 reflected a balancing of several of our compensation objectives, including promoting achievement of our long-term financial goals, rewarding superior performance over time, and aligning executive and stockholder interests. The Compensation Committee elected to use revenue growth and adjusted EBITDA for performance measures because these metrics focus our executive officers on profitable growth, which is intended to enhance stockholder value. The performance targets set by the Compensation Committee reflect our internal, confidential business plan (the disclosure of which we believe would result in competitive harm to the company) and require a high level of financial performance. All equity awards granted in 2018 are reflected in the 2018 Grants of Plan-Based Awards table below.

Other Compensation Elements

Employment Agreements

In connection with Mr. Wiener’s appointment as CEO, we entered into an employment agreement with him dated April 20, 2018. The initial term of Mr. Wiener’s employment agreement was three years, with automatic renewal for successive one-year periods unless either party provided the other with written notice of non-renewal. Mr. Wiener’s 2018 base salary, annual incentive award, sign-on equity awards and long-term incentive awards, all of which are described above under “Executive Compensation Actions and Decisions for 2018,” were consistent with the terms of his employment agreement. Mr. Wiener’s employment agreement also provided for certain benefits in connection with a termination of his employment, as described in detail under “Payments Upon Termination or Change in Control” below. Finally, we reimbursed Mr. Wiener for $52,524 in attorneys’ fees and other expenses related to the negotiation of his employment agreement.

In connection with Ms. Hofstetter’s appointment as President, we entered into an employment agreement with her dated September 4, 2018. The initial term of Ms. Hofstetter’s employment agreement was three years, with automatic renewal for successive one-year periods unless either party provided the other with written notice of non-renewal. Ms. Hofstetter’s 2018 base salary, annual bonus, sign-on equity award and long-term incentive awards, all of which are described above under

“Executive Compensation Actions and Decisions for 2018,” were consistent with the terms of her employment agreement. In addition, Ms. Hofstetter was eligible for a cash sign-on bonus of $437,500, half of which was paid on November 15, 2018 and the other half of which was scheduled to be paid on April 4, 2020. This sign-on bonus was intended to compensate Ms. Hofstetter, in part, for compensation forfeited as a result of leaving her previous employer. Ms. Hofstetter’s employment agreement also provided for certain benefits in connection with a termination of her employment, as described in detail under “Payments Upon Termination or Change in Control” below. Finally, we reimbursed Ms. Hofstetter for $4,807 in attorneys’ fees and other expenses related to the negotiation of her employment agreement.

CFO Special Bonus

On April 16, 2018, our Compensation Committee approved a special performance bonus for Mr. Fink in recognition of his significant contribution and time commitment to the completion of our multi-year audit and financing. Under the bonus, Mr. Fink received $100,000 in cash in April 2018 and $100,000 in time-based RSUs. The RSUs were granted on June 5, 2018 and will vest over three years, as described above under “Executive Compensation Actions and Decisions for 2018–Long-Term Incentive Compensation.”

Benefits and Perquisites

We provide the following health and welfare benefits to our executive officers on the same basis as our other U.S. employees:

•	medical and dental insurance;

•	life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) plan with a company matching feature.

We believe these benefits are consistent with those offered by other companies, including those with whom we compete for executive talent.

In general, we do not provide significant perquisites or other personal benefits to our executive officers, and we do not view perquisites and personal benefits as a material element of our executive compensation program. We occasionally provide benefits, however, for retention purposes or to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations. Moreover, as described above, we have provided for reimbursement of attorneys’ fees in certain cases, including in connection with the negotiation of employment terms.

Change of Control and Severance Agreements

Our continuing executive officers are parties to agreements that provide for certain payments and benefits to them in the event of a termination of their employment or a change in control of the company. We believe these arrangements (which were reviewed and amended in 2018, as described below) are valuable retention tools that are particularly necessary in an industry, such as ours, where there is frequent market consolidation. We recognize that it is possible that we may be subject to a change in control, and that this possibility could result in a sudden departure or distraction of our key executive officers to the detriment of our business. We believe that these arrangements help to encourage and maintain the continued focus and dedication of our executive officers to their assigned duties to maximize stockholder value, notwithstanding the possibility or occurrence of a change in control of the company. We also believe that these arrangements are competitive with arrangements offered to senior executives at companies with whom we compete for executive talent and are necessary to attract and retain critical members of management. These arrangements do not contain any tax reimbursement or tax “gross up” provisions for our executive officers.

In 2018, our Compensation Committee revised our standard form of change of control and severance agreement to prohibit a finding of “good reason” for resignation where (i) an executive officer’s conduct subjects his or her compensation to clawback provisions under any company policy, company agreement or applicable federal law or regulation or (ii) a material diminution in an executive officer’s base compensation, authority or responsibilities is caused by the intentional or reckless conduct of the executive himself or herself. The Compensation Committee also narrowed the definition of “good reason” for certain benefits and removed a provision in the form that would have provided for accelerated vesting of equity awards in the event that an executive officer remained employed or continued to provide services to the company through the one-year anniversary of a change of control. Mr. Fink, Ms. DiBattiste and Mr. Rostock are covered by the revised terms.

The material terms and conditions of our executive change of control and severance agreements are discussed under “Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Stock Ownership Guidelines

In 2018, our Compensation Committee recommended, and our Board of Directors adopted, stock ownership guidelines to further align the long-term interests of our executive officers with those of our stockholders. Under the guidelines, the CEO is expected to own shares of Common Stock with a value equal to at least five times his or her annual base salary, and the CFO, Chief Operating Officer and other named executives are expected to own shares of Common Stock with a value equal to at least three times their respective annual base salaries. An executive officer has five years from the date of becoming subject to the guidelines to achieve compliance and must hold 100% of the net shares acquired upon vesting or exercise of any equity award until he or she has satisfied the guidelines.

Clawback Policy

In 2018, our Compensation Committee recommended, and our Board of Directors adopted, a clawback policy, which provides that (i) if an accounting restatement occurs, the Board will seek to recover (a) any excess incentive-based compensation from an executive officer determined to have committed misconduct resulting in the restatement and (b) any compensation recoverable from the CEO or CFO under Section 304 of the Sarbanes-Oxley Act of 2002; (ii) the Board will seek to recover any incentive-based compensation or other compensation from an executive officer if the compensation was determined to be based on financial results or operating metrics that were satisfied as a result of such executive officer’s knowing or intentional fraudulent or illegal conduct; and (iii) the Board will seek to recover from an executive officer any incentive-based compensation it determines was awarded due to an error in the calculation of such compensation.

Anti-Hedging and Pledging Policy

In 2018, our Compensation Committee recommended, and our Board of Directors adopted, an anti-hedging and pledging policy, which prohibits executive officers and their family members from hedging and pledging Common Stock as collateral for a loan or purchasing Common Stock on margin.

Compensation Risk Assessment

Our Compensation Committee and management have considered whether our current compensation programs for employees create incentives for excessive or unreasonable risks that could have a material adverse effect on the company. This has included consideration of the Audit Committee investigation findings and the internal control weaknesses identified by management, as well as our decision to specify maximum payouts for incentive compensation, increase our focus on equity compensation over cash, use multiple performance metrics and measurement periods, require Compensation Committee review and validation of results and payouts, implement stock ownership guidelines, and adopt a clawback policy. We believe that our compensation programs, as currently designed, are consistent with practices for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In structuring future compensation programs and decisions, the Compensation Committee will continue to monitor whether our risk management objectives are being met with respect to incentivizing our employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. Pursuant to tax law changes effective in 2018, these executive officers include a public company’s chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934 in any taxable year. In making compensation decisions, our Compensation Committee may consider the potential effects of Section 162(m) on the compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSU awards, based on the grant date fair value of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an award recipient is required to render service in exchange for the award. In making compensation decisions, our Compensation Committee regularly considers the cost of stock-based compensation awards and any proposed modifications to those awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management. Based its review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Kathleen Love

Joanne Bradford

Robert Norman

Paul Reilly

The foregoing Compensation Committee report is made by the current members of the Compensation Committee, notwithstanding that Ms. Love and Ms. Bradford did not serve on our Compensation Committee in 2018. This Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

COMPENSATION TABLES

2018 Summary Compensation Table

The following table sets forth summary information concerning compensation for the following persons: (i) all persons serving as our principal executive officer during 2018, (ii) all persons serving as our principal financial officer during 2018, and (iii) the next three most highly compensated executive officers who were serving on December 31, 2018. We refer to these individuals as our “named executive officers” elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compen- sation ($)(3)	Total ($)
Bryan Wiener (4)	2018	337,656	(5)	393,750	(6)	5,984,838	52,500	54,507	6,823,251
Chief Executive Officer
William Livek (4)	2018	443,700		—		—	377,145	3,595	824,440
Former President; Special Advisor	2017	443,700		444,000		—	—	3,090	890,790
	2016	409,245		—		356,000	—	4,655	769,900
Gregory Fink	2018	390,000		100,000	(7)	1,650,039	248,625	3,506	2,392,170
Chief Financial Officer	2017	95,875		73,125		—	—	52	169,052
Carol DiBattiste	2018	385,000		—		2,602,909	261,800	3,333	3,253,042
General Counsel & Chief Compliance, Privacy and People Officer	2017	355,590		2,008,000		—	—	3,320	2,366,910
Sarah Hofstetter (8)	2018	107,386		303,750	(9)	2,374,055	—	52	2,785,243
President
Joseph Rostock	2018	375,000		—		1,586,242	239,063	3,506	2,203,811
Chief Information Officer & Chief Technology Officer

(1)

Amounts reflected in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. For Mr. Wiener, the amount reflected in this column for 2018 includes an award of 6,240 shares of common stock received by Mr. Wiener for his service as a director prior to the date he became our Chief Executive Officer.

(2)

Amounts reflected in this column for 2018 represent amounts earned by the named executive officers pursuant to their 2018 annual incentive awards. For additional information regarding the 2018 annual incentive awards, please see the section above entitled “Executive Compensation Actions and Decisions for 2018—Annual Incentive Compensation.”

(3)

Amounts for 2018 include (a) matching contributions by us to the named executive officers’ (other than Ms. Hofstetter) 401(k) plan accounts, (b) payment of life insurance and accidental death and dismemberment premiums on behalf of the named executive officers, and (c) reimbursement of attorneys’ fees of $52,524 for Mr. Wiener in connection with the negotiation of his employment agreement.

(4)

Mr. Wiener was appointed Chief Executive Officer effective May 30, 2018, and Mr. Livek transitioned from President to Vice Chairman and special advisor to the Chief Executive Officer at that time. Mr. Wiener resigned as Chief Executive Officer on March 31, 2019.

(5)	This amount includes $25,440 in director fees received by Mr. Wiener during 2018 prior to the date he became Chief Executive Officer.

(6)

Mr. Wiener’s 2018 annual incentive award was guaranteed at a minimum of 75% of his target award. As such, this amount reflects the portion of Mr. Wiener’s 2018 annual incentive award that was guaranteed, with the remainder of his 2018 annual incentive award reflected in the “Non-Equity Incentive Plan Compensation” column.

(7)

Amount reflects a cash performance bonus of $100,000, payable in lump sum in April 2018, in recognition of Mr. Fink’s significant contribution and time commitment to the completion of our multi-year audit process and financing.

(8)	Ms. Hofstetter was appointed President effective October 4, 2018 and resigned as President on March 31, 2019.

(9)	Amount reflects a cash sign-on bonus of $218,750 and a one-time cash bonus of $85,000.

2018 Grants of Plan-Based Awards Table

The following table sets forth information about grants of plan-based awards to our named executive officers during 2018.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (14)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bryan Wiener			—	525,000	1,050,000	—	—	—	—	—
Stock (2)	6/5/2018	6/5/2018	—	—	—	—	—	—	6,240	151,195
Stock (2)	6/5/2018	6/5/2018	—	—	—	—	—	—	24,989	605,483
RSUs (3)	6/5/2018	6/5/2018	—	—	—	—	—	—	24,988	605,459
PSUs (4)	6/5/2018	6/5/2018	—	—	—	—	68,151	—	—	1,318,722
RSUs (5)	9/7/2018	9/7/2018	—	—	—	—	—	—	109,042	1,982,384
PSUs (6)	9/7/2018	9/7/2018	—	—	—	—	72,695	145,390	—	1,321,595
William Livek			—	443,700	887,400	—	—	—	—	—
Gregory Fink			—	292,500	585,000	—	—	—	—	—
RSUs (7)	6/5/2018	6/5/2018	—	—	—	—	—	—	33,017	800,002
RSUs (8)	6/5/2018	6/5/2018	—	—	—	—	—	—	4,128	100,021
RSUs (5)	9/7/2018	9/7/2018	—	—	—	—	—	—	24,753	450,010
PSUs (6)	9/7/2018	9/7/2018				—	16,502	33,004	—	300,006
Carol DiBattiste			—	308,000	616,000	—	—	—	—	—
Stock (2)	6/5/2018	6/5/2018	—	—	—	—	—	—	11,380	275,737
RSUs (9)	6/5/2018	6/5/2018	—	—	—	—	—	—	34,137	827,140
RSUs (10)	9/7/2018	9/7/2018	—	—	—	—	—	—	24,753	450,010
RSUs (5)	9/7/2018	9/7/2018	—	—	—	—	—	—	24,753	450,010
PSUs (11)	9/7/2018	9/7/2018	—	—	—	—	16,502	33,004	—	300,006
PSUs (6)	9/7/2018	9/7/2018	—	—	—	—	16,502	33,004	—	300,006
Sarah Hofstetter			—	—	—	—	—	—	—	—
RSUs (12)	10/4/2018	9/7/2018	—	—	—	—	—	—	23,021	426,119
RSUs (5)	10/4/2018	9/7/2018	—	—	—	—	—	—	63,142	1,168,758
PSUs (6)	10/4/2018	9/7/2018	—	—	—	—	42,095	84,190	—	779,178
Joseph Rostock			—	281,250	562,500	—	—	—	—	—
RSUs (13)	6/5/2018	6/5/2018	—	—	—	—	—	—	1,495	36,224
RSUs (7)	6/5/2018	6/5/2018	—	—	—	—	—	—	33,017	800,002
RSUs (5)	9/7/2018	9/7/2018	—	—	—	—	—	—	24,753	450,010
PSUs (6)	9/7/2018	9/7/2018	—	—	—	—	16,502	33,004	—	300,006

(1)

Amounts in these columns represent the target and maximum estimated payouts for the 2018 annual incentive awards granted to our named executive officers. The non-equity incentive plan awards do not have a threshold. The actual value of the incentive awards paid to our named executive officers for 2018 under this program can be found above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For additional information regarding the 2018 annual incentive awards, please see the section above entitled “Executive Compensation Actions and Decisions for 2018—Annual Incentive Compensation.”

(2)

These awards are fully vested shares of common stock granted under our 2018 Equity and Incentive Compensation Plan (the “Plan”). Mr. Wiener’s grant of 6,240 shares of Common Stock reflects a stock award received for his service as a non-employee director prior to becoming Chief Executive Officer.

(3)

This award is a sign-on restricted stock unit award granted under the Plan that would have vested on November 30, 2019, subject to the named executive officer’s continued employment or service through such vesting date. As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, this restricted stock unit award vested in full.

(4)

This award is a sign-on performance-based restricted stock unit award granted under the Plan that includes two performance periods and would have been eligible to vest on May 30, 2021, subject to the named executive officer’s continued employment or service through such date, and based on achievement of certain stock price hurdles occurring within the first performance period which would have ended on April 20, 2021, with an opportunity for additional performance vesting during a second performance period based on continued achievement of stock price hurdles beginning on April 21, 2021 and ending on June 5, 2023. This award did not have a threshold or target amount, but only a maximum payout equal to 100% of the number of shares denominated in the award. For purposes of this row, the number of shares denominated in this award is reflected in the “Target” column. As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, Mr. Wiener forfeited this performance-based restricted stock unit award.

(5)

These awards are time-based restricted stock unit awards granted under the Plan that vested as to one-third on March 1, 2019 and will vest as to one-third on each of March 1, 2020 and March 1, 2021, subject to the named executive officer’s continued employment or service through such vesting dates. As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, 36,348 of these restricted stock units were forfeited and 36,347 of these restricted stock units vested. As described below under “Payments Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, the remaining portion of this restricted stock unit award (42,094 restricted stock units) was forfeited.

(6)

These awards are performance-based restricted stock unit awards granted under the Plan that are eligible to become earned on March 1, 2021 based on achievement of certain revenue and adjusted EBITDA performance goals through the performance period ending December 31, 2020, subject to the named executive officer’s continued employment or service through March 1, 2021. This award has a threshold payout of 0%, a target payout of 100% and a maximum payout of 200%. This row reflects as “target” the number of shares denominated in the award and as “maximum,” the maximum performance-based restricted stock units that are eligible to become earned. As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, 36,348 of these performance-based restricted stock units were forfeited and the service requirement with respect to 36,347 of these performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals. As described below under “Payments Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, 33,571 of these performance-based restricted stock units were forfeited and the service requirement with respect to 8,524 of these performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals.

(7)

These awards are restricted stock unit awards granted under the Plan that vested as to one-fourth on November 15, 2018 and will vest as to one-fourth on each of November 15, 2019, November 15, 2020 and November 15, 2021, subject to the named executive officer’s continued employment or service through such vesting dates.

(8)

This award is a restricted stock unit award granted under the Plan that will vest as to one-third on each of May 15, 2019, May 15, 2020 and May 15, 2021, subject to the named executive officer’s continued employment or service through such vesting dates.

(9)

This award is a restricted stock unit award granted under the Plan that vested as to one-third on January 30, 2019 and will vest as to one-third on each of January 30, 2020 and January 30, 2021, subject to the named executive officer’s continued employment or service through such vesting dates.

(10)

This award is a restricted stock unit award granted under the Plan that vested as to one-half on March 1, 2019 and will vest as to one-half on March 1, 2020, subject to the named executive officer’s continued employment or service through such vesting dates.

(11)

This award is a performance-based restricted stock unit award granted under the Plan that is eligible to become earned on March 1, 2020 based on achievement of certain revenue and adjusted EBITDA performance goals through the performance period ending December 31, 2019, subject to the named executive officer’s continued employment or service through March 1, 2020. This award has a threshold payout of 0%, a target payout of 100% and a maximum payout of 200%. This row reflects as “target” the number of shares denominated in the award and as “maximum,” the maximum performance-based restricted stock units that are eligible to become earned.

(12)

This award is a sign-on restricted stock unit award granted under the Plan that would have vested as to one-third on each of October 4, 2019, October 4, 2020 and October 4, 2021, subject to the named executive officer’s continued employment or service through such vesting dates. As described below under “Payments Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, 4,604 of these sign-on restricted stock units were forfeited.

(13)

This restricted stock unit award was granted under the Plan in 2018 in partial satisfaction of Mr. Rostock’s 2017 annual incentive award earned prior to the date he was promoted to executive officer. This award vested on March 15, 2019.

(14)

The amounts shown in this column represent the grant date fair value of each equity award granted to our named executive officers in 2018 computed in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation, please see Note 12 to the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. For additional information regarding the restricted stock unit awards reported in this table, please see the section above entitled “Executive Compensation Actions and Decisions for 2018—Long-Term Incentive Compensation.”

Notes to 2018 Summary Compensation Table and 2018 Grants of Plan-Based Awards Table

As described under “Compensation Discussion and Analysis–Overview,” our stockholders approved our new equity incentive plan on May 30, 2018. Prior to this date, we were unable to grant equity awards to our named executive officers in 2016, 2017 or 2018. As a result, awards granted to the named executive officers in 2018 represent both equity compensation opportunities lost in prior periods and normalized long-term incentive awards for 2018. For details about equity incentive awards granted to our named executive officers in 2018, see “Executive Compensation Actions and Decisions for 2018—Long-Term Incentive Compensation.”

2018 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers as of December 31, 2018.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised and Exercisable Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Bryan Wiener	—	—	—	—	134,030	1,934,053	140,846	2,032,408
William Livek	316,250	(4)	12.61	6/15/2019	—	—	—	—
	184,000	(4)	25.86	12/23/2020	—	—	—	—
	102,350	(5)	11.56	11/6/2021	—	—	—	—
	—	—	—	—	3,334	48,110	—	—
Gregory Fink	—	—	—	—	53,644	774,083	16,502	238,124
Carol DiBattiste	—	—	—	—	83,643	1,206,968	33,004	476,248
Sarah Hofstetter	—	—	—	—	86,163	1,243,332	42,095	607,431
Joseph Rostock	—	—	—	—	51,011	736,089	16,502	238,124

(1)

The awards reported in this column reflect time-based restricted stock unit awards, which vest as set forth in the following table, subject to the named executive officer’s continued employment or service through such vesting dates:

Name	Number of RSUs	Remaining Vesting Schedule
Bryan Wiener	24,988	100% on November 30, 2019 (a)
	109,042	One-third on each of March 1, 2019, March 1, 2020 and March 1, 2021 (b)
William Livek	3,334	100% on February 15, 2019
Gregory Fink	24,763	One-third on each of November 15, 2019, November 15, 2020 and November 15, 2021
	4,128	One-third on each of May 15, 2019, May 15, 2020 and May 15, 2021
	24,753	One-third on each of March 1, 2019, March 1, 2020 and March 1, 2021
Carol DiBattiste	34,137	One-third on each of January 30, 2019, January 30, 2020 and January 30, 2021
	24,753	One-half on each of March 1, 2019 and March 1, 2020
	24,753	One-third on each of March 1, 2019, March 1, 2020 and March 1, 2021
Sarah Hofstetter	23,021	One-third on each of October 4, 2019, October 4, 2020 and October 4, 2021 (c)
	63,142	One-third on each of March 1, 2019, March 1, 2020 and March 1, 2021 (d)
Joseph Rostock	1,495	100% on March 15, 2019
	24,763	One-third on each of November 15, 2019, November 15, 2020 and November 15, 2021
	24,753	One-third on each of March 1, 2019, March 1, 2020 and March 1, 2021

(a) As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, these restricted stock units fully vested.

(b) As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, 36,347 of these restricted stock units vested and the remaining unvested portion was forfeited.

(c) As described below under “Payment Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with her resignation, Ms. Hofstetter forfeited 4,604 of these restricted stock units, and 18,417 of these restricted stock units vested.

(d) As described below under “Payment Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, 8,524 of these restricted stock units vested and the remaining unvested portion was forfeited.

(2)

The awards reported in this column reflect (i) for each named executive officer, the target number of performance-based restricted stock unit awards which become eligible to be earned based on achievement of certain revenue and adjusted EBITDA performance goals and (ii) for Mr. Wiener, the target number of performance-based restricted stock unit awards which become eligible to be earned based on achievement of certain stock price hurdles, in each case, subject to the named executive officer’s continued employment or service through the end of the applicable performance period. The following table sets forth the end of the applicable performance period for each award:

Name	Target PSUs	Performance Period End Date
Bryan Wiener (a)	68,151	June 5, 2023
	72,695	December 31, 2020
William Livek	—	N/A
Gregory Fink	16,502	December 31, 2020
Carol DiBattiste	16,502	December 31, 2019
	16,502	December 31, 2020
Sarah Hofstetter (b)	42,095	December 31, 2020
Joseph Rostock	16,502	December 31, 2020

(a) As described below under “Payments Upon Termination or Change in Control—Wiener Separation Agreement,” in connection with Mr. Wiener’s resignation, Mr. Wiener forfeited all of his 68,151 performance-based restricted stock units originally granted on June 5, 2018. Additionally, 36,348 of the 72,695 performance-based restricted stock units originally granted on September 7, 2018 were forfeited and the service requirement with respect to the remaining 36,347 performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals.

(b) As described below under “Payment Upon Termination or Change in Control—Hofstetter Separation Agreement,” in connection with Ms. Hofstetter’s resignation, 33,571 of these performance-based restricted stock units were forfeited and the service requirement with respect to 8,524 of these performance-based restricted stock units was deemed satisfied and such performance-based restricted stock units remain eligible to be earned subject to achievement of the applicable performance goals.

(3)

Amounts in these columns reflect the market value of shares or units of stock reported in the preceding column that have not vested, computed based on the closing price of our Common Stock as reported on the Nasdaq Global Select Market on December 31, 2018, which was $14.43 per share.

(4)	Awards granted under the Rentrak Corporation 2005 Stock Incentive Plan and assumed by the company on January 29, 2016 in connection with the Rentrak merger.

(5)	Award granted under the Rentrak Corporation 2011 Stock Incentive Plan and assumed by the company on January 29, 2016 in connection with the Rentrak merger.

2018 Option Exercises and Stock Vested

The following table sets forth certain information concerning the number of shares our named executive officers acquired and the value they realized upon vesting of stock awards during 2018. Values are shown before payment of any applicable withholding taxes or brokerage commissions. None of our named executive officers exercised options in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Bryan Wiener (2)	31,229	756,679
William Livek	3,333	86,258
Gregory Fink	8,254	140,318
Carol DiBattiste	11,380	275,737
Sarah Hofstetter	—	—
Joseph Rostock	8,254	140,318

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

(2)

The awards reported in this row include (a) 24,989 common shares that were fully vested on the date of grant but do not become payable to Mr. Wiener until the earlier of Mr. Wiener’s separation from service or a change of control of the company, and (b) 6,240 shares of Common Stock received for Mr. Wiener’s service as a non-employee director prior to becoming Chief Executive Officer.

2018 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Bryan Weiner	Deferred Common Shares (3)	—	—	(244,892)	—	360,591

(1)

This column represents the aggregate earnings (or losses) for 2018 for deferred common shares granted in 2018 that have been deemed to be vested and deferred in 2018. The earnings (or loss) amounts for deferred common shares represents an estimate of annual earnings with respect to vested but unpaid common shares and is based on the difference in closing price per share of our Common Stock of $24.23 as of June 5, 2018 and $14.43 as of December 31, 2018, multiplied by the number of vested but deferred common shares as of December 31, 2018, as described in more detail in Note 3 to this table below.

(2)

This column reflects the total value of 24,989 vested but deferred common shares held by Mr. Wiener in 2018. The value is computed based on the closing price of our Common Stock as reported on the Nasdaq Global Select Market on December 31, 2018, which was $14.43 per share. These deferred common shares are included in the 2018 Option Exercises and Stock Vested Table above (which also includes other common shares that vested in 2018 but were not deferred). These deferred common shares have also been included in the Summary Compensation Table for 2018 with a grant date fair value of $605,483.

(3)

Deferred common shares represent awards that were treated as vested for certain tax purposes as of December 31, 2018; however, these common shares do not become payable to Mr. Wiener until the earlier of Mr. Wiener’s separation from service or a change of control of the company.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Wiener Employment Agreement

The company and Mr. Wiener entered into an executive employment agreement effective May 30, 2018 (the “Wiener Employment Agreement”). The Wiener Employment Agreement had a three-year initial term with automatic one-year renewal thereafter. As a result of Mr. Wiener’s resignation on March 31, 2019, we entered into a separation agreement as described below under “Wiener Separation Agreement.” Actual amounts paid to Mr. Wiener under his separation agreement are described in that section. As required by SEC rules, however, the following discussion discloses the amounts Mr. Wiener would have been entitled to receive upon a change in control or termination of employment occurring as of December 31, 2018.

The Wiener Employment Agreement provided that if we terminated Mr. Wiener without “cause” or Mr. Wiener resigned for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Wiener would have been eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under our compensation plans, policies and arrangements (the “Accrued Amounts”); (ii) reimbursement of continuation healthcare (COBRA) premiums (or an equivalent cash distribution if the severance period exceeded the permitted COBRA participation period) for two years; and (iii) the following severance payments, depending on the time of termination or resignation:

Severance Benefit	Time of Termination or Resignation
	Prior to a Change of Control	On or Within 24 Months Following a Change of Control
Cash Severance	Two times the sum of Mr. Wiener’s (A) annual base salary and (B) target short-term incentive award, paid over two years in accordance with our normal payroll practices.	Two times the sum of Mr. Wiener’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.
Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.

Pro-rata portion of the greater of (A) Mr. Wiener’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	Acceleration as to a pro-rata portion based on the number of days that have elapsed from the date of grant plus 365.	Full acceleration.
Performance-Based Equity Acceleration	A pro-rata portion based on the number of days that have elapsed from the date of grant plus 365 will remain outstanding subject to attainment of the applicable performance goals.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Wiener Employment Agreement, “cause” was defined as the executive’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy (that is not cured by the executive within 30 days following written notice); or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board of Directors or the Compensation Committee is materially detrimental to the company, its business or its reputation. “Good reason” was defined as the executive’s termination of employment within 90 days after a specified cure period following one or more of the following: (i) the failure to pay the executive any compensation due under the executive’s employment agreement or a material diminution in the executive’s base salary, annual target bonus or annual long-term incentive opportunity; (ii) a material reduction of the executive’s authority or responsibilities or, following a change of control, a change in the executive’s reporting position; (iii) a relocation of the executive’s primary workplace outside of Manhattan, New York; or (iv) the failure of the company to grant the executive equity awards prior to May 30, 2019. Termination would not be considered for “good reason” if the compensation were subject to any clawback provisions.

In the event that the payments or benefits under the Wiener Employment Agreement (i) would have constituted “parachute payments” within the meaning of Section 280G of the Code and (ii) would have subjected Mr. Wiener to the excise tax imposed by Section 4999 of the Code, then, depending on which method produced the largest net after-tax benefit for Mr. Wiener, the payments would have been either: (a) reduced to the level at which no excise tax applied or (b) paid in full, which would have subjected Mr. Wiener to the excise tax.

Wiener Sign-On Equity Awards

As described above under “Compensation and Discussions Analysis—Executive Compensation Actions and Decisions for 2018—Long-Term Incentive Compensation,” in connection with the commencement of his employment, Mr. Wiener received a performance-based restricted stock unit award subject to achievement of stock price hurdles (the “Sign-On PSU”) and a common stock and time-based restricted stock unit award (the “Sign-On RSU”). Pursuant to the terms of the Sign-On PSU, upon a change of control, the Sign-On PSUs would have become vested based on the per share price paid in connection with the change of control, and any Sign-On PSUs that did not become vested at such time would be forfeited. Pursuant to the terms of the Sign-On RSUs, (i) if we terminated Mr. Wiener without cause (as defined above under “Wiener Employment Agreement”) and not as a result of death or disability and (ii) upon a change of control, in each case, any unvested Sign-On RSUs would have fully accelerated.

Livek Change of Control and Severance Agreement

Mr. Livek is a party to a change of control and severance agreement (the “Livek Agreement”). The Livek Agreement has a three-year initial term with automatic three-year renewals thereafter, and in the event of a change of control, will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Livek Agreement provides that if we terminate Mr. Livek without “cause” or Mr. Livek resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Mr. Livek would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for two years; and (iii) two times Mr. Livek’s annual base salary, payable over two years in accordance with our normal payroll practices (or if such termination on or within 12 months following a change of control, in a lump sum).

Additionally, if (a) Mr. Livek has remained employed through the first anniversary of the date of a change of control or (b) we terminate Mr. Livek without cause or Mr. Livek resigns for good reason on or within 12 months following a change of control, then, in each case, all of Mr. Livek’s outstanding and unvested equity awards held as of the date of a change of control will vest in full.

Under the Livek Agreement, “cause” is defined as Mr. Livek’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a company policy; or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the company, its business or its reputation. “Good reason” is defined as Mr. Livek’s termination of employment within 90 days after the expiration of a specified cure period following the occurrence of one or more of the following: (i) a material diminution in his base compensation (unless done for all of our senior-level executives); (ii) a material reduction of his authority or responsibilities or, following a change of control, a change in his reporting position; or (iii) a relocation of his primary workplace of more than 50 miles.

In the event that the payments or benefits under the Livek Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject Mr. Livek to an excise tax under Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for Mr. Livek, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject Mr. Livek to the excise tax.

Other NEO Change of Control and Severance Agreements

Each of Mr. Fink, Ms. DiBattiste and Mr. Rostock entered into change of control and severance agreements during 2018 (the “Other NEO Agreements”), replacing agreements previously in place. The Other NEO Agreements have a three-year initial term with automatic one-year renewals thereafter, and in the event of a change of control will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect. The Other NEO Agreements provide that if we terminate the executive without “cause” or the executive resigns for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, the executive would be eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) for one year (or 15 months for Mr. Fink); and (iii) the following severance payments, depending on the time of termination or resignation:

Severance Benefit	Time of Termination or Resignation
	Prior to a Change of Control	On or Within 12 Months Following a Change of Control
Cash Severance

For Ms. DiBattiste and Mr. Rostock: The sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid over one year in accordance with our normal payroll practices.

For Mr. Fink: 1.25 times the sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid over 15 months in accordance with our normal payroll practices.

For Ms. DiBattiste and Mr. Rostock: The sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.

For Mr. Fink: 1.25 times the sum of the executive’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.

Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.

Pro-rata portion of the greater of (A) the executive’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	None.	Full acceleration.
Performance-Based Equity Acceleration	None.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Under the Other NEO Agreements, “cause” is defined as above under the Wiener Employment Agreement. With respect to severance benefits related to short-term incentive awards under the Other NEO Agreements and equity awards granted on or after September 4, 2018, “good reason” is defined as an executive’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in the executive’s base compensation (unless done for all of our senior-level executives); (ii) a relocation of the executive’s primary workplace of over 50 miles; or (iii) with respect to Mr. Fink (and Ms. DiBattiste following revisions to her agreement in January 2019), a material diminution in the executive’s authority or responsibilities. For purposes of all other severance and other benefits (including all equity awards granted prior to September 4, 2018), “good reason” is defined as an executive’s termination of employment within 90 days after a specified cure period following the occurrence of one or more of the following: (i) a material diminution in the executive’s base compensation (unless such diminution applies to all senior-level executives); (ii) a material reduction of the executive’s authority or responsibilities or, following a change of control, a change in the executive’s reporting position; or (iii) a relocation of the executive’s primary workplace of over 50 miles. Termination will not be considered for “good reason” if the compensation is subject to any clawback provisions.

In the event that the payments or benefits under the Other NEO Agreements (i) would constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would subject the executive to the excise tax imposed by Section 4999 of the Code, then, depending on which method produces the largest net after-tax benefit for the executive, the payments shall either be: (a) reduced to the level at which no excise tax applies or (b) paid in full, which would subject the individual to the excise tax.

Hofstetter Employment Agreement

The company and Ms. Hofstetter entered into an executive employment agreement effective October 4, 2018 (the “Hofstetter Employment Agreement”). The Hofstetter Employment Agreement had a three-year initial term with automatic one-year renewal thereafter. As a result of Ms. Hofstetter’s resignation, we entered into a separation agreement as described below under “Hofstetter Separation Agreement” on March 31, 2019. Actual amounts paid to Ms. Hofstetter under her separation agreement are described in that section. As required by SEC rules, however, the following discussion discloses the amounts Ms. Hofstetter would have been entitled to receive upon a change in control or termination of employment occurring as of December 31, 2018.

The Hofstetter Employment Agreement provided that if we terminated Ms. Hofstetter without “cause” or Ms. Hofstetter resigned for “good reason” (each as described below), then, subject to compliance with certain post-employment covenants and execution and non-revocation of a release of claims in favor of the company, Ms. Hofstetter would have been eligible to receive (i) all Accrued Amounts; (ii) reimbursement of COBRA premiums (or an equivalent cash distribution if the severance period exceeded the permitted COBRA participation period) for one year (or 18 months following a change of control); and (iii) the following severance payments, depending on the time of termination or resignation:

Severance Benefit	Time of Termination or Resignation
	Prior to a Change of Control	On or Within 24 Months Following a Change of Control
Cash Severance	The sum of Ms. Hofstetter’s (A) annual base salary and (B) target short-term incentive award, paid over one year in accordance with our normal payroll practices.	1.5 times the sum of Ms. Hofstetter’s (A) annual base salary and (B) target short-term incentive award, paid 60 days following termination.
Current Year Short-Term Incentive Award	Pro-rata portion based on actual performance through the end of the applicable year, paid at the time short-term incentive awards are paid to other senior executives.

Pro-rata portion of the greater of (A) Ms. Hofstetter’s target short-term incentive award for the year of termination and (B) the projected full-year short-term incentive award, paid 60 days following termination.

Time-Based Equity Acceleration	Acceleration as to a pro-rata portion based on the number of days that have elapsed from the date of grant.	Full acceleration.
Performance-Based Equity Acceleration	A pro-rata portion based on the number of days that have elapsed from the date of grant will remain outstanding subject to attainment of the applicable performance goals.	Acceleration as to the greater of (A) the target number of shares subject to the applicable equity award or (B) if 50% of the performance period has elapsed, the projected number of shares that would have been earned through the end of the performance period.

Additionally, under the Hofstetter Employment Agreement, any unpaid portion of Ms. Hofstetter’s sign-on bonus and all unvested sign-on restricted stock units would have been accelerated and paid upon (i) Ms. Hofstetter’s termination by the company without cause or (ii) a change of control.

Under the Hofstetter Employment Agreement, “cause” and “good reason” were defined as described above under “Wiener Employment Agreement.”

In the event that the payments or benefits under the Hofstetter Employment Agreement (i) would have constituted “parachute payments” within the meaning of Section 280G of the Code and (ii) would have subjected Ms. Hofstetter to the excise tax imposed by Section 4999 of the Code, then, depending on which method produced the largest net after-tax benefit for Ms. Hofstetter, the payments would have been either: (a) reduced to the level at which no excise tax applied or (b) paid in full, which would have subjected Ms. Hofstetter to the excise tax.

Potential Payments as of Fiscal Year End 2018

The following tables show the value of the potential payments that each named executive officer would have received in various scenarios involving a termination of his or her employment or change of control event, assuming a December 31, 2018 triggering date and, where applicable, a price per share for our Common Stock of $14.43 (the closing price of our Common Stock on the Nasdaq Global Select Market on December 31, 2018).

Bryan Wiener

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($) (1)		Change of Control ($)
Severance Payments	—	2,100,000		2,100,000		—	2,100,000		—
Short-Term Incentive (2)	—	446,250		446,250		—	525,000		—
Sign-On Awards (3)	—	—		360,577		—	—		360,577
COBRA Benefits (4)	—	54,879		54,879		—	54,879		—
Equity Acceleration	—	1,389,393	(5)	1,389,393	(5)	—	2,622,465	(6)	—

Total	—	3,990,522		4,351,099		—	5,302,344		360,577

(1)

Represents the amount payable if Mr. Wiener were terminated without cause or resigned for good reason on or within 24 months after a change of control. Amounts in this column exclude any amounts which would have become vested or payable solely upon a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2018.

(3)

Represents the fair market value of unvested Sign-On RSUs, the vesting of which would have accelerated if Mr. Wiener were terminated without cause or a change of control were consummated. Also represents the fair market value of unvested Sign-On PSUs; however, because the stock price hurdles were not achieved as of December 31, 2018, no value is attributed to such Sign-On PSUs.

(4)	Represents the amount payable if Mr. Wiener elected continuation healthcare coverage under COBRA for the full severance period.

(5)

Represents the fair market value of (i) a pro-rated (plus 365 days) portion of unvested time-based restricted stock unit awards, the vesting of which would have accelerated if Mr. Wiener were terminated without cause or resigned for good reason absent a change of control, and (ii) a pro-rated (plus 365 days) portion of the target amount of unvested performance-based restricted stock unit awards, which would be eligible to become earned subject to actual performance through the end of the applicable performance period.

(6)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would have accelerated if Mr. Wiener were terminated without cause or resigned for good reason on or within 24 months after a change of control.

William Livek

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($) (1)	Extended Service after Change of Control Event ($)
Severance Payments	—	887,400	887,400	—	887,400	—
COBRA Benefits (2)	—	36,411	36,411	—	36,411	—
Equity Acceleration (3)	—	—	—	—	48,110	48,110

Total	—	923,811	923,811	—	971,921	48,110

(1)	Represents the amount payable if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents the amount payable if Mr. Livek elected continuation healthcare coverage under COBRA for the full severance period.

(3)

Represents the fair market value of RSU awards, the vesting of which would have accelerated if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control, or if he remained employed by or continued to provide services to the company through the one-year anniversary of a change of control.

Gregory Fink

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)(1)
Severance Payments	—	853,125	853,125	—	853,125
Short-Term Incentive (2)	—	248,625	248,625	—	292,500
COBRA Benefits (3)	—	34,299	34,299	—	34,299
Equity Acceleration (4)	—	—	—	—	1,012,207

Total	—	1,136,049	1,136,049	—	2,192,131

(1)	Represents the amount payable if Mr. Fink were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2018.

(3)	Represents the amount payable if Mr. Fink elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would have accelerated if Mr. Fink were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Carol DiBattiste

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)(1)
Severance Payments	—	693,000	693,000	—	693,000
Short-Term Incentive (2)	—	261,800	261,800	—	308,000
COBRA Benefits (3)	—	7,984	7,984	—	7,984
Equity Acceleration (4)	—	—	—	—	1,683,216

Total	—	962,784	962,784	—	2,692,200

(1)	Represents the amount payable if Ms. DiBattiste were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2018.

(3)	Represents the amount payable if Ms. DiBattiste elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would accelerate if Ms. DiBattiste were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Sarah Hofstetter

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($) (1)		Change of Control ($)
Severance Payments	—	450,000		450,000		—	675,000		—
Short-Term Incentive (2)	—	0		0		—	0		—
Sign-On Awards (3)	—	—		550,943		—	—		550,943
COBRA Benefits (4)	—	27,439		27,439		—	41,159		—
Equity Acceleration	—	152,030	(5)	152,030	(5)	—	1,518,570	(6)	—

Total	—	629,469		1,180,412		—	2,234,729		550,943

(1)

Represents the amount payable if Ms. Hofstetter were terminated without cause or resigned for good reason on or within 24 months after a change of control. Amounts in this column exclude any amounts which would have become vested or payable solely upon a change of control.

(2)

Represents a pro-rata portion of the applicable short-term incentive amount, which pro-rata portion is equal to 100% of such amount assuming the termination occurred on December 31, 2018. Because Ms. Hofstetter was not eligible for the 2018 short-term incentive program, the amount reflected in this row is $0.

(3)

Represents the unpaid portion of Ms. Hofstetter’s sign-on bonus and the fair market value of unvested sign-on restricted stock unit awards, the vesting of which would have accelerated if Ms. Hofstetter were terminated without cause or a change of control were consummated.

(4)	Represents the amount payable if Ms. Hofstetter elected continuation healthcare coverage under COBRA for the full severance period.

(5)

Represents the fair market value of (i) a pro-rated portion of unvested time-based restricted stock unit awards, the vesting of which would have accelerated if Ms. Hofstetter were terminated without cause or resigned for good reason absent a change of control, and (ii) a pro-rated portion of the target amount of unvested performance-based restricted stock unit awards, which would be eligible to become earned subject to actual performance through the end of the applicable performance period.

(6)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would have accelerated if Ms. Hofstetter were terminated without cause or resigned for good reason on or within 24 months after a change of control.

Joseph Rostock

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)	Involuntary Termination without Cause ($)	Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)(1)
Severance Payments	—	656,250	656,250	—	656,250
Short-Term Incentive (2)	—	239,063	239,063	—	281,250
COBRA Benefits (3)	—	27,439	27,439	—	27,439
Equity Acceleration (4)	—	—	—	—	974,213

Total	—	922,752	922,752	—	1,939,152

(1)	Represents the amount payable if Mr. Rostock were terminated without cause or resigned for good reason on or within 12 months after a change of control.

(2)	Represents a pro-rata portion of the applicable short-term incentive amount, which is equal to 100% of such amount assuming the termination occurred on December 31, 2018.

(3)	Represents the amount payable if Mr. Rostock, elected continuation healthcare coverage under COBRA for the full severance period.

(4)

Represents the fair market value of (i) unvested time-based restricted stock unit awards and (ii) the target amount of performance-based restricted stock unit awards, the vesting of which would accelerate if Mr. Rostock were terminated without cause or resigned for good reason on or within 12 months after a change of control.

Wiener Separation Agreement

In connection with Mr. Wiener’s resignation, the company and Mr. Wiener entered into a Separation Agreement on March 31, 2019 (the “Wiener Separation Agreement”). Pursuant to the terms of the Wiener Separation Agreement, Mr. Weiner will receive: (i) a cash payment of $1,050,000, less applicable taxes and withholdings, one-half of which is payable in installments over the six-month period following his termination of employment and the remaining one-half of which is payable in a lump sum in March 2020 (representing one year of base salary and one year of annual incentive opportunity), subject to certain mitigation provisions, (ii) a target bonus for 2019 of $65,000, subject to achievement of applicable performance goals and payable at the time bonuses are paid to other executives (representing a portion of Mr. Wiener’s annual incentive opportunity for his service through March 31, 2019), (iii) reimbursement of the cost of continued health coverage under our group health plans pursuant to COBRA for a period of up to 18 months, (iv) reimbursement of up to $50,000 of legal expenses in connection with negotiating the Wiener Separation Agreement, (v) accelerated vesting of 61,335 outstanding restricted stock units (representing his sign-on award and a portion of his 2018 long-term incentive award) and (vi) satisfaction of the service requirement with respect to 36,347 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable long-term performance goals.

Under the Wiener Separation Agreement, Mr. Wiener agreed to a comprehensive release of claims in favor of the company and its affiliates. Mr. Wiener also reaffirmed his commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation.

Hofstetter Separation Agreement

In connection with Ms. Hofstetter’s resignation, the company and Ms. Hofstetter entered into a Separation Agreement on March 31, 2019 (the “Hofstetter Separation Agreement”). Pursuant to the terms of the Hofstetter Separation Agreement, Ms. Hofstetter will receive: (i) a cash payment of $450,000, less applicable taxes and withholdings, which is payable in installments over the 12-month period following her termination of employment (representing one year of base salary), subject to certain mitigation provisions, (ii) a target bonus for 2019 of $42,000, subject to achievement of applicable performance goals and payable at the time bonuses are paid to other executives (representing a portion of Ms. Hofstetter’s annual incentive opportunity for her service through March 31, 2019), (iii) reimbursement of the cost of continued health coverage under our group health plans pursuant to COBRA for a period of up to 12 months, (iv) reimbursement of up to $10,000 of legal expenses in connection with negotiating the Hofstetter Separation Agreement, (v) an additional cash payment of $218,450, less applicable taxes and withholdings, which is payable in a lump sum within 30 days (representing the unpaid portion of her cash sign-on bonus), (vi) accelerated vesting of 18,417 outstanding restricted stock units (representing a portion of her sign-on award), and (vii) satisfaction of the service requirement with respect to 8,524 outstanding performance-based restricted stock units, which will remain eligible to be earned subject to achievement of the applicable long-term performance goals.

Under the Hofstetter Separation Agreement, Ms. Hofstetter agreed to a comprehensive release of claims in favor of the company and its affiliates. Ms. Hofstetter also reaffirmed her commitment to be bound by restrictive covenants regarding confidential information, non-disparagement, non-competition and non-solicitation.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Wiener, our Chief Executive Officer as of December 31, 2018.

For the 2018 fiscal year, the ratio of the annual total compensation of Mr. Wiener, our Chief Executive Officer (“CEO Compensation”), to the median of the annual total compensation of all of our employees other than our Chief Executive Officer (“Median Annual Compensation”) was 85 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K, using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2018 (the “Determination Date”).

CEO Compensation for purposes of this disclosure represents annualized compensation for Mr. Wiener for the 2018 fiscal year, which (following annualization) was $6,860,816. For 2018, this amount includes Mr. Wiener’s sign-on equity awards as well as normalized long-term incentive compensation for the year, all based on the full grant-date fair value pursuant to SEC rules. Additionally, because Mr. Wiener was not employed as Chief Executive Officer for the entirety of the 2018 fiscal year, we annualized the applicable compensation that he received for his service as Chief Executive Officer in 2018, and we excluded the compensation that he received for service as a non-employee director prior to becoming our Chief Executive Officer. Therefore, the CEO Compensation amount provided above for purposes of our pay ratio calculation differs from the total compensation amount reflected within the 2018 Summary Compensation Table. The table below reflects the amounts shown within the 2018 Summary Compensation Table as well as the annualized value (excluding director compensation), if any, that was used solely for the pay ratio calculation:

	Amount in 2018 Summary Compensation Table ($)	Annualized Amount ($)
Base Salary	337,656	525,000
Bonus	393,750	393,750
Stock Awards	5,984,838	5,833,643
Non-Equity Incentive Plan Compensation	52,500	52,500
All Other Compensation	54,507	55,923
Total	6,823,251	6,860,816

For purposes of this disclosure, Median Annual Compensation was $80,581, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2018 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 1803 employees, representing all full-time, part-time, seasonal and temporary employees of the company and our consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by SEC rules. We then measured compensation for the period beginning on January 1, 2018 and ending on December 31, 2018 for these employees using year-to-date Box 1 Form W-2 earnings (or, outside of the United States, a comparable local equivalent) as reflected in our U.S. and local payroll records for 2018. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (3)
Equity compensation plans approved by security holders	2,790,098	$17.49	6,585,928
Equity compensation plans not approved by security holders	—	—	—

Total	2,790,098	$17.49	6,585,928

(1)

This column reflects (i) all shares subject to time-based restricted stock units that were outstanding as of December 31, 2018, (ii) the maximum number of shares subject to performance-based restricted stock units that were outstanding as of December 31, 2018 and (iii) all shares subject to outstanding stock options and stock appreciation rights as of December 31, 2018.

(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options and stock appreciation rights and does not take into account time-based restricted stock units or performance-based restricted stock units, which do not have an exercise price.

(3)

This column reflects the total number of shares remaining available for issuance under our 2018 Equity and Incentive Compensation Plan, assuming the maximum number of shares subject to outstanding performance-based restricted stock units is no longer available for issuance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Various Comscore policies and procedures, including the Code of Business Conduct and Ethics and annual questionnaires completed by all of our directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. In addition, our Board has adopted a written policy and procedures for the review and approval of transactions in which the company is a participant, the amount involved exceeds $120,000, and one of our directors, executive officers, or a holder of more than five percent of our Common Stock, including any of their immediate family members and any entity owned or controlled by such persons (collectively, “related parties”), has or will have a direct or indirect material interest.

If any related party proposes to enter into any such transaction (a “related party transaction”), our Audit Committee will consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related party; the approximate dollar value of the amount involved in the transaction and the dollar value of such related person’s direct or indirect interest in the transaction; whether the transaction was undertaken in the ordinary course of business of the company; whether the transaction is proposed to be entered into on terms no less favorable to the company than those reached with an unrelated third party; whether any alternative transactions or sources for comparable services or products are available; the purpose of the transaction and potential benefits, or potential risks or costs, to the company; whether the transaction is in the best interests of the company; any required public disclosure of the transaction; whether the transaction presents an improper conflict of interest for any company officer or director; in the event the related party is a director or nominee for director (or immediate family member of a director or nominee or an entity with which a director or nominee is affiliated), the impact that the transaction will have on that director’s or nominee’s independence; and any other information regarding the transaction that would be material to investors in light of the circumstances of such transaction.

Following such consideration and review, if deemed appropriate, the disinterested members of the Audit Committee will approve the related party transaction (except that, if the transaction is proposed to be, or was, entered into on terms less favorable to the company than terms that could have been reached with an unrelated third party, approval will be obtained by unanimous approval of the disinterested members of the Board). A related party transaction will not be approved if the transaction would render a director no longer independent and would cause less than a majority of the Board to meet our director independence requirements. Whenever practicable, the reporting, review and approval will occur prior to entry into the related party transaction. If advance review is not practicable, our Audit Committee may ratify the related party transaction. Prior to the Board’s adoption of a written related party transaction policy, the Audit Committee previously reviewed and approved or ratified related party transactions pursuant to the Audit Committee charter.

Transactions with Related Parties

Other than compensation disclosed under “Director Compensation” or “Executive Compensation” in this proxy statement and the transactions described below, we believe there were no other related party transactions (as defined above) during the year ended December 31, 2018.

Transactions with WPP and GroupM

As of April 25, 2019, WPP plc (“WPP”) and its affiliates owned approximately 19 percent of our outstanding Common Stock. In July 2018, we filed a registration statement on Form S-1 with the SEC for the purpose of registering the shares of Common Stock owned by WPP, in order to fulfill our contractual obligations under a 2015 agreement with WPP. In the normal course of business, we provide WPP and its affiliates with services amongst our different product lines and receive services from WPP and its affiliates supporting our data collection efforts. In 2018, our transactions with WPP and its affiliates resulted in approximately $10.9 million of revenue and $11.5 million of expense.

Irwin Gotlieb, who was appointed to our Board in April 2019, served as the Chairman of GroupM, a subsidiary of WPP, until April 2018. In 2018, we recognized revenue of approximately $6.4 million and imputed interest income of approximately

$0.3 million from transactions with GroupM in the normal course of business. These amounts are included within the WPP amounts set forth above.

Transactions with FMR/Fidelity

As of April 25, 2019, FMR LLC (an affiliate of Fidelity Management & Research Company) owned approximately 6 percent of our outstanding Common Stock. In the normal course of business, we provide Fidelity and its affiliates with services amongst our different product lines and receive stock and benefits processing and administration services from Fidelity. In 2018, our transactions with Fidelity and its affiliates resulted in approximately $0.7 million of revenue and $0.1 million of expense.

Transactions with OKTA

Frederic Kerrest, the son of Jacques Kerrest, serves as Chief Operating Officer of OKTA, Inc., which is a service provider to the company. In 2018, we recognized expense of approximately $0.2 million from transactions with OKTA in the normal course of business.

Consulting Agreement with Susan Riley

On March 25, 2018, Susan Riley notified the company of her resignation from the Board, effective as of such date. In connection with her resignation, the company and Ms. Riley entered into a consulting agreement, pursuant to which Ms. Riley agreed to serve as a consultant to the company during the period from April 1, 2018 until December 31, 2018. Under the consulting agreement, Ms. Riley was paid a monthly consulting fee of $33,500 per month, which totaled $0.3 million in 2018.

Compensation of Non-Executive Employees

William Livek’s son is a non-executive account director of the company and has been employed by the company since January 2016. During 2018, he received salary and incentive compensation of approximately $120,000, in addition to the standard benefits that he receives as an employee of the company.

Kathleen Love’s son is a non-executive sales manager of the company and has been employed by the company since May 2017. During 2018, he received salary and incentive compensation of approximately $142,000, in addition to the standard benefits that he receives as an employee of the company.

Transactions with 360i and Vizeum

Our former Chief Executive Officer, Bryan Wiener, previously served as Executive Chairman of 360i Network, which includes 360i LLC and its affiliate, Vizeum LLC, both of which are Comscore customers. Our former President, Sarah Hofstetter, previously served as Chief Executive Officer of 360i. In 2018, we recognized revenue of approximately $0.5 million from transactions with 360i and Vizeum in the normal course of business.

Transactions with the National Football League

Our former director, Michelle McKenna, serves as Senior Vice President and Chief Information Officer of the National Football League, a customer of the company. In 2018, we recognized revenue of approximately $0.4 million from transactions with the National Football League in the normal course of business.

Transactions with Starboard Value LP

In January 2018, we entered into certain agreements with funds affiliated with or managed by Starboard Value LP (“Starboard”), then a beneficial owner of more than 5 percent of our outstanding Common Stock, pursuant to which we

(i) issued $150.0 million in senior secured convertible notes to Starboard in exchange for $85.0 million in cash and 2,600,000 shares of Common Stock, (ii) granted Starboard the option to acquire up to an additional $50.0 million of convertible notes, (iii) agreed to grant Starboard warrants to purchase 250,000 shares of Common Stock and (iv) have the right to conduct a rights offering, open to all our stockholders, for up to an additional $150.0 million in convertible notes. As a result of these agreements and the transactions contemplated thereby, Starboard ceased to be a beneficial owner of more than 5 percent of our Common Stock in January 2018.

Two of our current directors (Dale Fuller and Paul Reilly) were nominated for election at our 2018 annual meeting of stockholders pursuant to an agreement we entered into with Starboard in September 2017, as amended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of April 25, 2019, by:

•	each beneficial owner of 5 percent or more of the outstanding shares of our Common Stock;

•	each of our current directors and director-nominees;

•	each of our named executive officers for 2018; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the Common Stock that they beneficially own, subject to applicable community property laws. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of April 25, 2019 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, these shares do not include any stock or options awarded after April 25, 2019. A total of 60,524,596 shares of our Common Stock were outstanding as of April 25, 2019. Except as otherwise indicated, the address of each person in this table is c/o Comscore, 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding

5% or Greater Stockholders:

WPP plc and affiliated entities (2)	11,319,363	18.70%

PRIMECAP Management Company (3)	8,645,532	14.28%

RGM Capital, LLC (4)	4,364,820	7.21%

FMR LLC (5)	3,541,388	5.85%

Bares Capital Management (6)	3,529,171	5.83%

Directors and Named Executive Officers:

Joanne Bradford, Director	—	*

Dale Fuller, Interim Chief Executive Officer and Director (7)	13,470	*

Irwin Gotlieb, Director	—	*

Jacques Kerrest, Director (8)	19,710	*

William Livek, Vice Chairman of the Board and Former President (9)	1,025,849	1.68%

Kathleen Love, Director	—	*

Robert Norman, Director (10)	13,470	*

Paul Reilly, Director (11)	17,630	*

Brent Rosenthal, Chairman of the Board (12)	181,278	*

Bryan Wiener, Former Chief Executive Officer (13)	131,911	*

Gregory Fink, Chief Financial Officer and Treasurer (14)	15,269	*

Carol DiBattiste, General Counsel & Chief Compliance, Privacy and People Officer	33,753	*

Sarah Hofstetter, Former President (15)	39,464	*

Joseph Rostock, Chief Information and Technology Officer	14,553	*

All current directors and executive officers as a group (15 persons) (16)	1,464,199	2.39%

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)

The information provided in this table is based on company records, information supplied to us by our executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.

(2)

This information is derived solely from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly-owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.

(3)

This information is derived solely from the Schedule 13G/A filed with the SEC on February 8, 2019. PRIMECAP Management Company has sole voting power for 7,406,860 shares and sole dispositive power for 8,645,532 shares. The address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.

(4)

This information is derived solely from the Schedule 13G filed with the SEC on February 14, 2019. Robert G. Moses is the managing member of RGM Capital, LLC, which serves as the general partner of, and exercises investment discretion over the accounts of, a number of investment vehicles. Each of RGM Capital, LLC and Robert G. Moses has shared voting and dispositive power for 4,364,820 shares. The address for each of RGM Capital, LLC and Robert G. Moses is 9010 Strada Stell Court, Suite 105, Naples, FL 34109.

(5)

This information is derived solely from the Schedule 13G filed with the SEC on February 13, 2019. Abigail P. Johnson is a director, the Chairman and the Chief Executive Officer of FMR LLC. Abigail P. Johnson has sole dispositive power for 3,541,388 shares. FMR LLC has sole voting power for 361,084 shares and sole dispositive power for 3,541,388 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)

This information is derived solely from the Schedule 13G filed with the SEC on February 14, 2019. Brian Bares is the President of Bares Capital Management, Inc. Brian Bares has sole voting and dispositive power for 12,366 shares and shared voting and dispositive power for 3,516,805 shares. Bares Capital Management, Inc. has shared voting and dispositive power for 3,516,805 shares. The address for Bares Capital Management, Inc. is 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738.

(7)	Includes 11,390 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.
(8)	Includes 11,390 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.
(9)	Includes 602,600 shares subject to options or SARs that are currently exercisable.
(10)	Includes 11,390 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.
(11)	Includes 11,390 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.
(12)	Includes 11,390 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019 and 86,974 shares subject to options that are currently exercisable.
(13)

Includes 97,682 shares subject to vested restricted stock units. Due to potential tax consequences under Section 409A of the Internal Revenue Code, the Company has opted to delay delivery of the underlying shares until October 2019.

(14)	Includes 1,376 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.
(15)

Includes 39,464 shares subject to vested restricted stock units. Due to potential tax consequences under Section 409A of the Internal Revenue Code, the Company has opted to delay delivery of the underlying shares until October 2019.

(16)	Includes 735,574 shares subject to options or SARs that are currently exercisable and 58,326 shares subject to restricted stock units that are scheduled to vest within 60 days of April 25, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required to furnish us with copies of all of these forms that they file. Certain Comscore employees hold a power of attorney to enable such individuals to file ownership and change in ownership forms on behalf of our executive officers and directors.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2018, all filing requirements applicable to our executive officers, directors, greater than 10% beneficial owners and other persons subject to Section 16(a) of the Securities Exchange Act of 1934 were timely met, except for one Form 4 for William Livek and one Form 4 for Christopher Wilson, which were late as the result of the date for tax withholding being different from the date of settlement, and a Form 3 for Robert Norman, which was one day late due to an administrative issue.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Engagement of Deloitte & Touche LLP

As previously disclosed, effective September 28, 2017, the Audit Committee determined not to engage Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and instead to engage Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2017. The Audit Committee’s decision to change the independent registered public accounting firm for 2017 was not the result of any disagreement with EY.

EY continued to serve as our auditor with respect to our financial statements for the fiscal years ended December 31, 2015 and 2016. EY had not previously issued an audit report or provided an audit opinion for the fiscal years ended December 31, 2015 and 2016.

During the fiscal years ended December 31, 2015 and 2016, and during the period subsequent to December 31, 2016 to the date of the decision not to engage EY for the fiscal year ending December 31, 2017, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports.

Fees and Services

The following table sets forth a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended 2018 and 2017. Audit-related fees were for services in connection with our registration statements on Form S-1 and Form S-8 and access to Deloitte’s accounting research tool. Tax fees were principally for tax consulting services.

(In thousands) Name	2018	2017
Audit fees	$6,474	$9,500
Audit-related fees	122	—
Tax fees	68	313
All other fees	—	—

Total fees	$6,664	$9,813

All of the services described in the fee tables above were approved by the Audit Committee except for the tax fees for Deloitte in 2017, as those fees were incurred prior to engaging Deloitte as our independent auditor. The Audit Committee meets regularly with the independent auditor and reviews both audit and non-audit services performed by Deloitte as well as fees charged for such services. The Audit Committee has determined that the provision of the services described above is compatible with maintaining Deloitte’s independence in the conduct of its audit functions.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted, and our Board has approved, procedures and conditions pursuant to which services proposed to be performed by our independent auditors should be pre-approved. Such procedures and conditions are set forth in the Audit Committee’s charter. The Audit Committee pre-approved all audit, audit-related and other services rendered by Deloitte in its capacity as our independent auditor.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of “independent” directors, as determined in accordance with applicable Nasdaq standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com.

As described more fully in its charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the company and the audits of the financial statements of the company. Company management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2018.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm for 2018;

•	discussed with Deloitte the matters required to be discussed under the applicable requirements of the PCAOB; and

•

received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

In addition, the Audit Committee has met separately with company management and with Deloitte.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2018 be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dale Fuller

Jacques Kerrest

Paul Reilly

Brent Rosenthal

The foregoing Audit Committee report is made by the current directors who were members of the Audit Committee at the time the company’s 2018 Annual Report on Form 10-K was approved, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our stockholders are being asked to elect the three nominees named in this proxy statement as Class III directors to serve for terms expiring at our 2022 annual meeting of stockholders, to hold office until their respective successors have been duly elected and qualified.

Our Nominating and Governance Committee recommended, and our Board has nominated, Joanne Bradford, Dale Fuller and Robert Norman for election at the 2019 Annual Meeting. Each of these individuals is currently a director of the company. All have agreed to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling to serve.

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked in such a manner so as to withhold authority to vote. If any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. Proxies cannot be voted for more than the three named nominees.

The section of this proxy statement titled “Directors, Director Nominees, Executive Officers and Corporate Governance — Directors, Director Nominees and Executive Officers” contains more information about the experience, qualifications, attributes and skills that caused our Nominating and Governance Committee and our Board to determine that these nominees should serve as directors of Comscore.

Required Vote

The nominees receiving the highest number of affirmative “FOR” votes with respect to each class shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVEMENTIONED NOMINEES AS DIRECTORS PURSUANT TO PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking the advisory, non-binding approval of our stockholders with respect to the compensation paid to our named executive officers as disclosed in this proxy statement.

The objective of our compensation programs for our employees, including our executive officers, is to attract and retain top talent and to ensure that the total compensation paid is fair, reasonable and consistent with market practice. Our compensation programs are designed to motivate and reward employees for achievement of positive business results and to promote and enforce accountability. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals and objectives, while putting a significant portion of their target total direct compensation opportunities at risk in the event that our goals and objectives are not achieved.

During 2018, our Compensation Committee sought to maintain a balance between addressing specific hiring and retention needs, promoting the achievement of company performance objectives, and establishing a more normalized compensation cadence for the company. Among other things, the Compensation Committee:

•	developed new performance-based incentive compensation programs to better align executive officers’ interests with stockholders;

•	set objective performance metrics and varying measurement periods, with capped payouts for incentive compensation;

•	engaged an outside compensation consultant to review our compensation programs, provide analysis of market data, and make recommendations regarding executive officer compensation;

•	implemented a new market-based equity incentive plan;

•	revised our executive change of control and severance agreements to increase accountability and alignment with market practice; and

•	adopted new and revised compensation policies reflective of corporate governance best practices.

This proposal gives you, as a stockholder, the opportunity to express your views on the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion included in this proxy statement, is hereby APPROVED.”

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2019 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board. However, our Board and Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating our executive compensation program.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2019. Deloitte has served as our independent audit firm since 2017 and audited our financial statements for the fiscal year ended December 31, 2018. For more information about services Deloitte provided to us, as well as our procedures for approving such services, see the section of this proxy statement titled “Principal Accounting Fees and Services.” A representative of Deloitte is expected to be present at our 2019 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. Our Board is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm; however, the Audit Committee may, in its discretion, continue to retain Deloitte. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Required Vote

The affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2019 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3.

OTHER INFORMATION

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2019 Annual Meeting other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our common stock may contact the Board, a committee of the Board or a specified individual director by writing to the attention of the Board (or a specified individual director or committee) and sending such communication to the attention of our Corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board, the applicable committee of the Board or individual members of the Board as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board, a committee of the Board or any individual member of the Board, for any inappropriate correspondence more suitably directed to management.

ANNUAL MEETING OF STOCKHOLDERS OF

COMSCORE, INC.

June 10, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.astproxyportal.com/ast/25890

        Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	The approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: (CLASS III) Joanne Bradford Dale Fuller Robert Norman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

COMSCORE, INC.

June 10, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement, Proxy Card, and Annual Report

are available at http://www.astproxyportal.com/ast/25890

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES NAMED IN PROPOSAL 1,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

					FOR	AGAINST	ABSTAIN
1. Election of Directors:			2.	The approval, on a non-binding advisory basis, of the compensation paid to the Company’s named executive officers.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: (CLASS III) Joanne Bradford Dale Fuller Robert Norman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COMSCORE, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2019

The undersigned stockholder of comScore, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 10, 2019 and accompanying Proxy Statement and hereby appoints Gregory Fink and Ashley Wright, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Comscore, Inc. to be held on June 10, 2019 at 10:00 a.m., local time at 1818 Library Street, Suite 500, Reston, Virginia 20190 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the close of business on April 25, 2019 as hereinafter specified upon the proposals listed, and with discretionary authority upon such other matters as may properly come before the meeting.

Shares presented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will vote FOR all the nominees listed on Proposal 1 and FOR Proposals 2 and 3.

(Continued and to be signed on the reverse side)

⬛ 1.1	14475 ⬛